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                        ----------------------------
                        AGREEMENT AND PLAN OF MERGER
                        ----------------------------


                          dated as of April 1, 1998

                                    among

                        NUTRITION HEADQUARTERS, INC.

                             LEE NUTRITION, INC.

                          NUTRO LABORATORIES, INC.

                                     and

                              MICHAEL C. SLADE,

                            ABRAHAM FELDMAN TRUST
                              F/B/O RUTH SLADE
                                 U/A 1/21/91

                                     and

                            ABRAHAM FELDMAN TRUST
                           F/B/O E. STEVEN LENGER
                                 U/A 1/21/91


                                     and

                                  NBTY, INC.

                                     and

                      NUTRITION HEADQUARTERS (DE), INC.


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                              TABLE OF CONTENTS

                                                                        Page
                                                                        ----

Preamble                                                                   1

ARTICLE I

      DEFINITIONS                                                          2
      SECTION 1.01     Certain Defined Terms                               2
      SECTION 1.02     Certain Additional Defined Terms                    5

ARTICLE II

      CLOSING; MERGER; MERGER CONSIDERATION                                7
      SECTION 2.01     The Closing                                         7
      SECTION 2.02     The Merger                                          7
      SECTION 2.03     Certain Effects of the Merger                       8
      SECTION 2.04     Corporate Organization                              8
      SECTION 2.05     Conversion of Shares                                9
      SECTION 2.06     Surrender and Payment                               9

ARTICLE III

      REPRESENTATIONS AND WARRENTIES OF THE SHAREHOLDERS                  10
      SECTION 3.01     Authority of the Companies and the Shareholders    10
      SECTION 3.02     Incorporation and Qualification of the Companies   11
      SECTION 3.03     Capital Stock of the Companies; Ownership
                        of the Shares                                     11
      SECTION 3.04     Subsidiaries                                       11
      SECTION 3.05     No Conflict                                        12
      SECTION 3.06     Consents and Approvals                             12
      SECTION 3.07     Financial Information                              12
      SECTION 3.08     Absence of Undisclosed Liabilities                 13
      SECTION 3.09     Litigation                                         13
      SECTION 3.10     Compliance with Laws; Licenses and Permits         13
      SECTION 3.11     Environmental Compliance                           14
      SECTION 3.12     Intellectual Property Rights                       14
      SECTION 3.13     Real Property                                      14
      SECTION 3.14     Tangible Personal Property                         15
      SECTION 3.15     Material Contracts                                 15
      SECTION 3.16     Employee Benefit Matters; Retirement Plans         15
      SECTION 3.17     Labor Matters                                      17
      SECTION 3.18     Taxes                                              17
      SECTION 3.19     Insurance                                          17
      SECTION 3.20     Disclaimer of Warranties                           17
      SECTION 3.21     Customer Mailing List                              18
      SECTION 3.22     Brokers                                            18

ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF NBTY AND MERGER SUB               18
      SECTION 4.01     Authority of NBTY and Merger Sub                   18
      SECTION 4.02     Incorporation and Qualification of NBTY
                        and Merger Sub                                    19
      SECTION 4.03     Capital Stock of NBTY and Merger Sub;
                        Aggregate Exchanged Stock                         19
      SECTION 4.04     Subsidiaries                                       19
      SECTION 4.05     No Conflict                                        19
      SECTION 4.06     Consents and Approvals                             20
      SECTION 4.07     Financial Information                              20
      SECTION 4.08     Absence of Undisclosed Liabilities                 20
      SECTION 4.09     Litigation                                         20
      SECTION 4.10     Compliance with Laws; Licenses and Permits         21
      SECTION 4.11     Environmental Compliance                           21
      SECTION 4.12     Intellectual Property Rights                       22
      SECTION 4.13     Real Property                                      22
      SECTION 4.14     Tangible Personal Property                         23
      SECTION 4.15     Material Contracts                                 23
      SECTION 4.16     Employee Benefit Matters                           23
      SECTION 4.17     Labor Matters                                      25
      SECTION 4.18     Taxes                                              25
      SECTION 4.19     Insurance                                          25
      SECTION 4.20     Brokers                                            25
      SECTION 4.21     Investment Purpose                                 25

ARTICLE V

      ADDITIONAL AGREEMENTS                                               26
      SECTION 5.01     Conduct of Business Prior to the Closing           26
      SECTION 5.02     Investigation                                      29
      SECTION 5.03     Access to Information                              29
      SECTION 5.04     Books and Records                                  30
      SECTION 5.05     Confidentiality                                    31
      SECTION 5.06     Regulatory and Other Authorizations; Consents      31
      SECTION 5.07     Issuance of NBTY Stock                             32
      SECTION 5.08     Slade Employment Agreement                         32
      SECTION 5.09     Further Action                                     32
      SECTION 5.10     Satisfaction of PNC Bank Indebtedness              33

ARTICLE VI

      EMPLOYEE MATTERS                                                    33
      SECTION 6.01     Employees                                          33
      SECTION 6.02     Establishment of Trust                             34
      SECTION 6.03     Welfare Arrangements                               34
      SECTION 6.04     Indemnity                                          34

ARTICLE VII

TAX MATTERS                                                               35
      SECTION 7.01     Indemnity                                          35
      SECTION 7.02     Refunds                                            35
      SECTION 7.03     Contests                                           35
      SECTION 7.04     Payments for Certain Audit Adjustments             36
      SECTION 7.05     Tax Benefits Resulting From the Merger             37
      SECTION 7.06     Cooperation and Exchange of Information            37
      SECTION 7.07     Tax Intent                                         38
      SECTION 7.08     Payments by NBTY and Merger Sub                    38
      SECTION 7.09     Payments by the Shareholders                       38
      SECTION 7.10     Survival                                           39

ARTICLE VIII

      CONDITIONS TO CLOSINGS                                              39
      SECTION 8.01     Conditions to Obligations of the Shareholders      39
      SECTION 8.02     Conditions to Obligations of NBTY and Merger Sub   40

ARTICLE IX

      INDEMNIFICATION                                                     41
      SECTION 9.01     Survival                                           41
      SECTION 9.02     Indemnification by NBTY                            42
      SECTION 9.03     Indemnification by the Shareholders                44

ARTICLE X

      TERMINATION, AMENDMENTS AND WAIVER                                  47
      SECTION 10.01     Termination                                       47
      SECTION 10.02     Effect of Termination                             47
      SECTION 10.03     Waiver                                            47

ARTICLE XI

      GENERAL PROVISIONS                                                  47
      SECTION 11.01    Expenses                                           47
      SECTION 11.02    Notices                                            48
      SECTION 11.03    Public Announcements                               49
      SECTION 11.04    Headings                                           49
      SECTION 11.05    Severability                                       49
      SECTION 11.06    Entire Agreement                                   49
      SECTION 11.07    Assignment                                         49
      SECTION 11.08    No Third-Party Beneficiaries                       49
      SECTION 11.09    Amendment; Waiver                                  49
      SECTION 11.10    Governing Law                                      50
      SECTION 11.11    Consent to Jurisdiction                            50
      SECTION 11.12    Counterparts                                       50
      SECTION 11.13    Shares of NBTY Stock                               50

EXHIBITS

A     Form of Registration Rights Agreement.
B     Form of the Remediation Agreement.

SHAREHOLDERS SCHEDULES

Schedule 3.05          Conflicts
Schedule 3.06          Consents and Approvals
Schedule 3.09          Litigation
Schedule 3.12          Intellectual Property Rights
Schedule 3.13(a)       Owned Real Property
Schedule 3.13(b)       Leased Real Property
Schedule 3.14          Tangible Personal Property
Schedule 3.15          Material Contracts
Schedule 3.16          Employee Benefit Plans
Schedule 3.19          Insurance
Schedule 3.21          Customer Mailing Lists
Schedule 5.01(b)(iv)   Exclusive Compensation Adjustments
Schedule 5.08          Terms and Conditions of Slade Employment Agreement
Schedule 6.01          Employees to be Considered for Stock Options

NBTY SCHEDULES

Schedule 4.04          Subsidiaries
Schedule 4.05          Conflicts
Schedule 4.06          Consents and Approvals
Schedule 4.09          Litigation
Schedule 4.12          Intellectual Property Rights
Schedule 4.13(a)       Owned Real Property
Schedule 4.13(b)       Leased Real Property
Schedule 4.14          Tangible Personal Property
Schedule 4.15          Material Contracts
Schedule 4.16          Employee Benefit Plans
Schedule 4.19          Insurance
Schedule 5.01(d)(iv)   Executive Compensation Adjustments



      AGREEMENT AND PLAN OF MERGER, dated as of April 1, 1998, among NUTRITION HEADQUARTERS, INC., a Delaware corporation ("Nutrition"), LEE NUTRITION, INC., a Delaware corporation ("Lee"), NUTRO LABORATORIES, INC., a New Jersey corporation ("Nutro" and, together with Nutrition and Lee collectively, the "Companies" and each individually a "Company"), MICHAEL C. SLADE ("Slade"), ABRAHAM FELDMAN TRUST F/B/O RUTH SLADE U/A 1/21/91 ("Ruth Trust") and ABRAHAM FELDMAN TRUST F/B/O E. STEVEN LENGER U/A 1/21/91 ("Steven Trust" and, together with Slade and Ruth Trust collectively, the "Shareholders" and each individually a "Shareholder"), and NBTY, INC., a Delaware corporation ("NBTY"), and NUTRITION HEADQUARTERS (DE), INC., a Delaware corporation and a wholly owned subsidiary of NBTY ("Merger Sub").

                            W I T N E S S E T H:
                            - - - - - - - - - -

      WHEREAS, the Shareholders own all the authorized, issued and outstanding shares of capital stock of each of Nutrition and Lee;

      WHEREAS, Slade owns all the authorized, issued and outstanding shares of capital stock of Nutro;

      WHEREAS, the authorized, issued and outstanding capital stock of the Companies consists of: (i) ninety-nine (99) shares of Common Stock, par value $1.00 per share of Nutrition (the "Nutrition Shares"); (ii) ninety-nine (99) shares of Common Stock of Lee, par value $1.00 per share (the "Lee Shares"); and (iii) one hundred (100) shares of Common Stock of Nutro, no par value per share (the "Nutro Shares" and, together with the Nutrition Shares and the Lee Shares collectively, the "Shares");

      WHEREAS, the Shareholders desire to cause the merger of each of the Companies with and into Merger Sub whereby, as a result of such merger transactions, each of the Shareholders receives shares of Common Stock of NBTY, par value $0.008 per share (the "NBTY Stock");

      WHEREAS, NBTY has announced and declared a stock split of NBTY Stock (the "NBTY Stock Split") payable in the form of a stock dividend to stockholders of record on March 23, 1998, whereby a dividend of two shares of NBTY Stock shall be distributed to the holder of each share of NBTY Stock;

      WHEREAS, NBTY has organized Merger Sub for the purpose of effecting the merger contemplated by this Agreement;

      WHEREAS, the assets of Merger Sub include the Merger Consideration (as defined below); and

      WHEREAS, simultaneously with the execution and delivery of this Agreement, the Shareholders and NBTY have executed and delivered that certain Registration Rights Agreement, dated as of even date herewith in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), providing the Shareholders with the right to cause NBTY to register their shares of NBTY Stock acquired pursuant to the Merger in accordance with the terms and provisions set forth in the Registration Rights Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, NBTY, Merger Sub, the Companies and the Shareholders hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

      SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

      "Aggregate Exchanged Stock" means the number of shares of NBTY Stock to be delivered to the Shareholders at the Closing as the Merger
Consideration, computed as follows:

            (i) if the NBTY Stock FMV on the Closing Date is equal to or less than the Benchmark Price, then the Aggregate Exchanged Stock shall be equal to 9,000,000 shares (it being acknowledged and agreed that such number has been adjusted for the NBTY Stock Split and shall be appropriately adjusted to reflect any change, modification or revocation of the NBTY Stock Split); or

            (ii) if the NBTY Stock FMV on the Closing Date is greater than the Benchmark Price, then the Aggregate Exchanged Stock shall be equal to:

                  (A)  9,000,000, less

                  (B)  the number of shares equal to the product of:

                        (1)  fifty percent (50%) multiplied by

                        (2) the quotient obtained when dividing (x) the product of 9,000,000 multiplied by the NBTY Stock FMV on the Closing Date less 180,000,000, by (y) the NBTY Stock FMV on the Closing Date.

      The following example illustrates the computation of the Aggregate Exchanged Stock if the NBTY Stock FMV on the Closing Date is greater than the Benchmark Price:

      Assuming that the NBTY Stock FMV on the Closing Date is equal to $25.00 and that there has not been any change, modification or revocation of the NBTY Stock Split, the Aggregate Exchanged Stock would be equal to 8,100,000 shares of NBTY Stock, computed as follows:

          9,000,000 - [0.5 X [(9,000,000 X 25) - 180,000,000]
                             --------------------------------
                                           25]

      or  9,000,000 - [0.5 X (225,000,000 - 180,000,000)
                             ---------------------------
                                         25]

      or  9,000,000 - [0.5 X (45,000,000/25)]

      or  9,000,000 - .5 X 1,800,000

      or  9,000,000 - 900,000

      or  8,100,000.

      "Basket Amount" means FIVE HUNDRED THOUSAND and 00/100 ($500,000) for all matters; except that the "Basket Amount" shall mean ONE HUNDRED THOUSAND and 00/100 ($100,000) DOLLARS for liabilities or damages arising from the remediation of Hazardous Substances required by the NJDEP under the Remediation Agreement.

      "Benchmark Price" means a price per share of the NBTY Stock equal to $20.00 (it being acknowledged and agreed that such price has been adjusted for the NBTY Stock Split and shall be appropriately adjusted to reflect any change, modification or revocation of the NBTY Stock Split).

      "Business" means the vitamin and nutritional supplement and related products production and distribution business, including, without limitation, the related research, development, manufacturing, wholesale, mail order and retail operations, which are conducted by the Companies.

      "Business Day" means a day on which banks generally are not required or authorized to be closed in New York, New York.

      "Company Accounting Policies" means United States generally accepted accounting principles, consistently applied, except as are referred to in the notes to the Latest Audited Balance Sheet or in the report of the independent certified accountants presented therewith, applied on a basis consistent with the preparation of the Latest Audited Balance Sheet.

      "Environmental Laws" means any federal, state or local law relating to: (a) releases or threatened releases of Hazardous Substances; (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) otherwise relating to pollution of the environment or the protection of human health.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Hazardous Substances" means (a) substances which contain substances defined in or regulated under the following federal statutes and their state counterparts, as well as implementing regulations of such statutes as amended through the date hereof and as interpreted by administering agencies through the date hereof: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Clean Air Act; (b) petroleum and petroleum products including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; and (d) any substances with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation as of the date hereof.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

      "Gross-Up for Taxes" means an amount equal to the sum of all Taxes imposed in connection with the specified payment; accordingly, a payment to be made without a "Gross-Up for Taxes" under Articles VII or IX is the amount of liabilities and damages of the indemnified party excluding any amount of Taxes payable by such indemnified party as a result of receiving such specified payment.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "ISRA" means the Industrial Site Recovery Act of the State of New Jersey, N.J.S.A. 13:1K-6 et. seq.

      "Knowledge" means to the best knowledge of the specified person after reasonable inquiry and, with respect to the Knowledge of Slade, including due inquiry to the operating management of the Companies.

      "Latest Audited Balance Sheet" means, collectively, the audited balance sheet of each of the Companies as of September 30, 1997, including the notes thereto and the report thereon by the Companies' independent certified public accountants.

      "Material Adverse Effect" means any change in, or effect on, the Business as currently conducted by the Companies that is or is reasonably likely to be materially adverse to the results of operations or the financial condition of the Business, taken as a whole, after giving effect to this Agreement and the transactions contemplated hereby.

      "Material Adverse NBTY Effect" means any change in, or effect on, the business of NBTY, Merger Sub and their respective subsidiaries that is or is reasonably likely to be materially adverse to the results of operations or the financial condition of the business of NBTY, Merger Sub and their respective subsidiaries, taken as a whole, after giving effect to this Agreement and the transactions contemplated hereby.

      "NBTY Disclosure Schedule" means the NBTY Disclosure Schedule dated as of the date hereof delivered to the Shareholders by NBTY and Merger Sub on or prior to the date that is not less than five (5) business days prior to the Closing Date.

      "NBTY Stock FMV" means, for one (1) share of NBTY Stock, the lesser of: (i) the closing bid price, as reported by the National Association of Securities Dealers automated quotations system, on the Business Day immediately preceding the Closing Date, and (ii) the average of the closing bid prices, as reported by the National Association of Securities Dealers automated quotations system, for the ten (10) Business Days immediately preceding (but excluding) the date of determination (it being acknowledged and agreed that, to the extent applicable, the NBTY Stock FMV shall be appropriately adjusted for the NBTY Stock Split or any change, modification or revocation of the NBTY Stock Split).

      "Shareholder Disclosure Schedule" means the Shareholder Disclosure Schedule dated as of the date hereof delivered to NBTY by the Shareholders on the date this Agreement is executed and delivered.

      "Tax" or "Taxes" means all income, gross receipts, sales, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

      "Transferred Employees" means the employees of the Companies who are on the Companies' respective payrolls as of the Closing Date. In addition, the term "Transferred Employees" shall also include those current employees of the Companies who are on vacation, sick, disability, maternity leave or other authorized leave of absence, and those employees who at the Effective Time are subject to a Company layoff, in each case, whether or not such employees return to active employment with any Company.

      "Transferred Former Employees" means previously employed employees of the Companies.

      "Working Capital of the Companies" means the balance of the combined current assets of the Companies less the balance of the combined current liabilities of the Companies, in each case, as of the specified date and computed in accordance with the Company Accounting Policies.

      SECTION 1.02 Certain Additional Defined Terms. In addition to terms defined in Section 1.01, the following capitalized terms are used as defined in the Sections set forth opposite such terms:

      Defined Terms                    Section Reference
      -------------                    -----------------

      Adjustment                       Section 7.04(a)
      Advisor                          Section 3.21
      Aggregate Exchanged Stock        Section 1.01
      Benchmark Price                  Section 1.01
      Business                         Section 1.01
      Business Day                     Section 1.01
      Certificates of Merger           Section 2.02
      Closing                          Section 2.01
      Closing Date                     Section 2.01
      Commission                       Section 4.22
      Companies                        Recitals
      Company                          Recitals
      Company Accounting Policies      Section 1.01
      Company Retirement Plans         Section 6.02
      Confidentiality Agreement        Section 5.05
      Constituent Corporations         Section 2.03
      Contemplated Stock               Section 5.07
      Contest                          Section 7.03(b)
      Corporate Law                    Section 2.02
      DGCL                             Section 2.02
      Effective Time                   Section 2.02
      Environmental Laws               Section 1.01
      ERISA                            Section 1.01
      Final Working Capital of
       the Companies                   Section 5.01(c)
      Financial Statements             Section 3.07
      Hazardous Substances             Section 1.01
      HSR Act                          Section 1.01
      Intellectual Property Rights     Section 3.12
      Internal Revenue Code            Section 1.01
      IRS                              Section 3.16(a)
      ISRA                             Section 1.01
      Knowledge                        Section 1.01
      Latest Audited Balance Sheet     Section 1.01
      Lee                              Recitals
      Lee Shares                       Recitals
      Material Adverse Effect          Section 1.01
      Material Adverse NBTY Effect     Section 1.01
      Material Contracts               Section 3.15
      Merger                           Section 2.02
      Merger Consideration             Section 2.05(a)
      Merger Sub                       Recitals
      Minimum Capital Amount           Section 5.01(c)
      Multiemployer Plan               Section 3.16(b)
      Multiple Employer Plan           Section 3.16(b)
      NBTY                             Recitals
      NBTY Board                       Section 5.09
      NBTY Disclosure Schedule         Section 1.01
      NBTY Multiemployer Plan          Section 4.16(b)
      NBTY Multiple Employer Plan      Section 4.16(b)
      NBTY Plans                       Section 4.16(a)
      NBTY Trusts                      Section 6.02
      NBTY Stock                       Recitals
      NBTY Stock FMV                   Section 1.01
      NBTY Stock Split                 Recitals
      NJBCA                            Section 2.02
      NJDEP                            Section 5.06(a)
      Nutrition                        Recitals
      Nutrition Shares                 Recitals
      Nutro                            Recitals
      Nutro Price                      Section 2.02(a)
      Nutro Shares                     Recitals
      Plans                            Section 3.16(a)
      PNC                              Section 5.10
      Registration Rights Agreement    Recitals
      Remediation Agreement            Section 5.10(a)
      Ruth Trust                       Recitals
      SEC Reports                      Section 4.22
      Shareholder Disclosure
       Schedule                        Section 1.01
      Shares                           Recitals
      Shareholder                      Recitals
      Shareholders                     Recitals
      Slade                            Recitals
      Steven Trust                     Recitals
      Surviving Corporation            Section 2.02
      Tax                              Section 1.01
      Taxes                            Section 1.01
      Tax Reserves                     Section 7.01
      Transaction Expenses             Section 11.01
      WARN Act                         Section 6.01(c)
      1933 Act                         Section 4.22
      1934 Act                         Section 4.22


                                 ARTICLE II

                    CLOSING; MERGER; MERGER CONSIDERATION

      SECTION 2.01 The Closing. Upon the terms and subject to the conditions of this Agreement, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place at 10:00 A.M. (local time) on the Business Day following the satisfaction, or if permissible, the waiver of the conditions set forth in Article VIII (including, without limitation the expiration or termination of the applicable waiting periods under the HSR Act) at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016, or at such other time, date and place as may be agreed upon by Slade and Merger Sub. (Hereinafter, the date on which the Closing shall take place is referred to as the "Closing Date").

      SECTION 2.02 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA" and, together with the DGCL, the "Corporate Law"), at the Effective Time, each of the Companies shall be merged with and into Merger Sub (the "Merger"). Merger Sub shall continue its existence as the surviving corporation (the "Surviving Corporation") in the Merger and the separate corporate existence of each of the Companies shall terminate at the Effective Time. The Merger shall become effective (the "Effective Time") at such time as duly prepared and executed certificates of merger (collectively, the "Certificates of Merger"), each in form and substance reasonably satisfactory to Slade and Merger Sub, providing for the merger of each of the Companies with and into Merger Sub, is filed with, and accepted by, the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (to the extent applicable) and the Secretary of State of the State of New Jersey in accordance with the relevant provisions of the NJBCA (to the extent applicable). Each Certificate of Merger shall be filed in accordance with the applicable Corporate Law at the Closing.

      SECTION 2.03  Certain Effects of the Merger. At the Effective Time:
(i) the Surviving Corporation shall thereafter, consistently with its certificate of incorporation, possess all the rights, privileges, immunities, powers and purposes (both of a public and private nature), and assume and be liable for all the liabilities, obligations and penalties (both of a public and private nature), of each of the Companies and Merger Sub (sometimes hereinafter referred to as the "Constituent Corporations");
(ii) all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account shall be vested in the Surviving Corporation; and (iii) all property, rights, privileges, powers and franchises and all and every other interest shall be the property of the Surviving Corporation. In furtherance of the immediately preceding sentence, at the Effective Time title to any real estate, vested by deed or otherwise, under the laws of the State of Delaware or elsewhere in any of the Constituent Corporations, shall not revert or in any way be impaired by reason of the Merger, but any claim existing or action or proceeding pending by or against any Constituent Corporation may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and all rights of creditors and liens upon any property of any of the Constituent Corporations shall be preserved unimpaired and all debts, liabilities and duties of each of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

      SECTION 2.04  Corporate Organization.

      (a) Immediately subsequent to the Effective Time, the Surviving Corporation shall (i) continue its separate corporate existence under the laws of the State of Delaware with all its purposes, objects, rights, privileges, powers, certificates and franchises unimpaired by the Merger under the laws of the State of Delaware, and (ii) succeed to all rights, assets, liabilities and obligations of each of the Companies and Merger Sub in accordance with the Corporate Law.

      (b) The Certificate of Incorporation and By-laws of Merger Sub at the Effective Time shall be the Certificate of Incorporation and By-laws, respectively, of the Surviving Corporation after the Effective Time.

      (c) All corporate acts, plans, policies, approvals and authorizations of the Constituent Corporations and their respective Boards of Directors, committees appointed by such Boards of Directors and their officers and agents, which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon to the same extent as the same were with respect to the Companies.

      (d) Until otherwise determined by NBTY the employees of the Companies shall become the employees of the Surviving Corporation or, at the discretion of NBTY, of NBTY or its other subsidiaries.

      SECTION 2.05  Conversion of Shares.  At the Effective Time:

      (a) All of the Nutrition Shares, Lee Shares and Nutro Shares, immediately prior to the Effective Time shall, by reason of the Merger and without any action by the holders thereof, be converted into the right to receive that number of NBTY Stock equal to the Aggregate Exchanged Stock multiplied by the percentage of the Aggregate Exchanged Stock specified below (collectively the "Merger Consideration").

                                         Percentage of the
                                     Aggregate Exchanged Stock
                                     -------------------------

           The Nutro Shares                   20.00%
           The Lee Shares                     20.00%
           The Nutrition Shares               60.00%

      (b) All Shares held in the treasury of any Company immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

      (c) At the Effective Time, the stock transfer books of each of the Companies shall be closed, and no transfer of any Shares shall thereafter be made.

      SECTION 2.06 Surrender and Payment. Promptly after the Effective Time, Merger Sub shall deliver, or cause to be delivered, to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") who surrenders the Certificates in exchange for the Merger Consideration the Certificate or Certificates representing the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.06, from and after the Effective Time each Certificate shall be deemed to represent only the right to receive the Merger Consideration for each Share formerly represented by such Certificate, and shall not evidence any interest in, or any right to exercise the rights of a shareholder of, the Surviving Corporation. If a payment of any Merger Consideration is to be made to a person other than the one in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such issuance or payment that such Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer) and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for.

      SECTION 2.07  Other Closing Documents.

      (a) At the Closing, each of the Shareholders shall deliver or cause to be delivered to Merger Sub: (i) the stock certificates evidencing each of the Nutrition Shares, the Lee Shares and the Nutro Shares owned by such Shareholder, each duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer together with any applicable state stock transfer tax stamps duly attached; (ii) the certificate referred to in Section 8.02(a); (iii) the legal opinion referred to in Section 8.02(e); and (iv) a receipt for the Aggregate Exchanged Stock received by such Shareholder.

      (b) At the Closing, NBTY and Merger Sub shall deliver, or cause to be delivered, to Slade on behalf of, and for the benefit of, each Shareholder
(i) the stock certificates representing the correct number of Aggregate Exchanged Stock each Shareholder is entitled to receive pursuant to the terms and conditions of this Agreement, in each case, registered in the name or names previously specified by Slade; (ii) the certificate referred to in
Section 8.01(a); (iii) the legal opinion referred to in Section 8.01(e); and
(iv) a receipt for the Nutrition Shares, the Lee Shares and the Nutro
Shares.


                                 ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      Subject to the limitations of Section 3.20, Slade, with respect to himself and each Company, and each other Shareholder, solely with respect to such Shareholder's authority to enter into and perform under this Agreement, represents and warrants to NBTY as follows:

      SECTION 3.01 Authority of the Companies and the Shareholders. Each Company and such Shareholder has all necessary capacity or power and authority (as the case may be) to enter into this Agreement and to carry out his or its obligations hereunder and to consummate the transactions contemplated hereby and thereby. Such Shareholder has all necessary capacity or power and authority to enter into the Registration Rights Agreement, to carry out his or its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by the Companies and the execution and delivery of this Agreement and the Registration Rights Agreement by such Shareholder, the performance by the Companies and such Shareholder of his or its obligations hereunder and thereunder and the consummation by the Companies and such Shareholder of the transactions contemplated hereby and thereby have been, or prior to Closing will be, duly authorized by all requisite action on the part of the Companies and such Shareholder. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Companies and such Shareholder (as the case may be), and, assuming due authorization, execution and delivery by NBTY and Merger Sub, each of this Agreement and the Registration Rights Agreement constitutes a legal, valid and binding obligation of the Companies and such Shareholder enforceable against such party in accordance with its terms.

      SECTION 3.02 Incorporation and Qualification of the Companies. Each of the Companies is a corporation duly incorporated and validly existing under the laws of the state of its incorporation and has the corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by such Company and to carry on the Business as it is now being conducted by such Company. Each such Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

      SECTION 3.03 Capital Stock of the Companies; Ownership of the Shares. The Nutrition Shares, the Lee Shares and the Nutro Shares constitute all the authorized, issued and outstanding shares of capital stock of Nutrition, Lee and Nutro, respectively. The Shares have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any pre-emptive rights. There are no options, calls, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of any such Company obligating any of such Company or such Shareholder to issue or sell any shares of the capital stock of any such Company. Such Shareholder owns the Shares to be tendered in the Merger by such Shareholder hereunder free and clear of all pledges, security interests and all other material liens, encumbrances and adverse claims.

      SECTION 3.04 Subsidiaries. Other than Life's Finest Inc., a Delaware corporation which is a wholly owned subsidiary of Nutrition, and Brunswick Laboratories, Inc., an inactive Illinois corporation organized by Nutrition, there is no other company or business entity which is a subsidiary.

      SECTION 3.05 No Conflict. Assuming all consents, approvals, exemptions, authorizations and other actions described in Section 3.06 have been obtained and all filings and notifications listed in Schedule 3.06 have been made, the execution, delivery and performance of this Agreement by the Companies and by such Shareholder do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws of any of the Companies, (b) except as would not, individually or in the aggregate, have a Material Adverse Effect or as otherwise disclosed in Schedule 3.05, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Shareholder, any of the Companies or the Business, or (c) except as would not have a Material Adverse Effect or as otherwise disclosed in Schedule 3.05, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the Shares or any of the assets or properties of any of such Companies pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which such Shareholder or any of such Companies is a party or by which such Shares or any of such assets or properties is bound or affected.

      SECTION 3.06 Consents and Approvals. The execution and delivery of each of this Agreement by the Companies and the execution and delivery of each of this Agreement and the Registration Rights Agreement by such Shareholder does not, and the performance of this Agreement by the Companies and the performance of each of this Agreement and the Registration Rights Agreement by such Shareholder will not, require any consent, approval, exemption, authorization or other action by, or filing with or notification to, any court, administrative agency or other governmental or regulatory authority, except (a) as described in Schedule 3.06, (b) the notification requirements of the HSR Act, (c) the requirements of ISRA, (d) where failure to obtain such consent, approval, exemption, authorization or action, make such filing or give such notice would not have a Material Adverse Effect and
(e) as may be necessary as a result of any facts or circumstances relating solely to NBTY, Merger Sub or their respective subsidiaries.

      SECTION 3.07 Financial Information. Slade has provided to NBTY true and complete copies of the audited balance sheets and income statements for each Company as of, and for the years ended, September 30, 1995, 1996 and 1997 and the unaudited balance sheet and income statement for each Company as of, for the three-month period ended December 31, 1997 (collectively, the "Financial Statements"). The Financial Statements present fairly the financial condition and results of operations of each of the Companies as of the dates thereof or for the periods covered thereby and have been prepared in accordance with the Company Accounting Policies applied on a basis consistent with past practice, except as described in the notes thereto and except that the unaudited balance sheet and income statement as of, and for the three-month period ended, December 31, 1997, are condensed, do not contain the footnotes required by United States generally accepted accounting principles and are subject to normal year-end and other non-material adjustments.

      SECTION 3.08 Absence of Undisclosed Liabilities. As of the Closing Date, there shall be, to Slade's Knowledge, no liability of any such Company which would be required to be reflected on a balance sheet prepared in accordance with Company Accounting Policies, except liabilities (i) disclosed in the Shareholder Disclosure Schedule or otherwise addressed by any of the representations, warranties or covenants made by the Companies or the Shareholders in this Agreement, (ii) as, and to the extent, reflected or reserved against in the Financial Statements, (iii) under this Agreement,
(iv) covered by insurance, indemnification, contribution or comparable arrangements benefitting the applicable Company, (v) with respect to the matters addressed in Section 3.18 and Article VII (which shall be governed solely by the terms of such Section 3.18 and Article VII, respectively),
(vi) incurred in the ordinary course of business after the date hereof and prior to the Closing, or (vii) which, individually and in the aggregate, are not reasonably expected to have a Material Adverse Effect.

      SECTION 3.09 Litigation. Except as set forth in Schedule 3.09 and except for claims substantially covered by insurance, indemnification, contribution or comparable arrangements benefitting the applicable Company, there are no claims, actions, proceedings or investigations pending against any Company or any of its assets or properties, before any federal, state or municipal court, or administrative, governmental or regulatory authority or body that, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect. Except as set forth in Schedule 3.09, no Company nor any of its assets or properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

      SECTION 3.10 Compliance with Laws; Licenses and Permits. On the Closing Date, no Company will be in material violation of any law, rule, regulation, order, judgment or decree applicable to it or by which any of its properties is bound or affected, except for violations the existence of which would not be reasonably expected to have a Material Adverse Effect.
To the Knowledge of Slade, each Company has, has applied for, or is in the process of applying for, all governmental licenses, franchises, permits, approvals, authorizations, exemptions, certificates, registrations and similar documents or instruments (including, without limitation, all food and drug licenses, permits and authorizations) necessary to carry on the Business as it is now being conducted by such Company, except for such governmental licenses, permits and authorizations the absence of which would not be reasonably expected to have a Material Adverse Effect. To the Knowledge of Slade, there is no existing practice, action or plan of any Company and no existing condition of the assets of any Company which would reasonably be expected to give rise to any civil or criminal liability under, or prevent compliance with, any food and drug, health or occupational safety statute, regulation, ordinance or decree other than those the existence of which are not reasonably expected to have a Material Adverse Effect.

      SECTION 3.11 Environmental Compliance. Each Company currently holds, has applied for, or is in the process of applying for, all the permits, licenses and approvals of governmental authorities and agencies required under Environmental Laws for the current use, occupancy or operation of its assets and that portion of the Business conducted by it, except for such permits, licenses and approvals the absence of which would not be reasonably expected to have a Material Adverse Effect. To the Knowledge of Slade, no Company is in violation of any Environmental Laws or any such licenses, permits and approvals, except for such violations which would not be reasonably expected to have a Material Adverse Effect.

      SECTION 3.12 Intellectual Property Rights. Each Company owns or otherwise has a right to use all patented inventions, trade secrets, trademarks, trade names, service marks and copyrights (collectively "Intellectual Property Rights") as are necessary to conduct the Business as it is now being conducted by it, except for those Intellectual Property Rights the lack of which would not reasonably be expected to have a Material Adverse Effect. The patents, trademarks, service marks and copyrights described in Schedule 3.12 are owned by the Company as indicated thereon and, except as described in Schedule 3.12, no rights have been granted to third parties with respect thereto. To the Knowledge of Slade, no claims are pending that relate to the use by any such Company of any Intellectual Property Rights and with respect to which there is a reasonable likelihood of an adverse determination that would have a Material Adverse Effect.

      SECTION 3.13 Real Property. Each parcel of real property, including, without limitation, those properties set forth on Schedule 3.13(a) (which lists owned properties) and Schedule 3.13(b) (which lists leased properties), owned or leased by any Company is owned or leased, free and clear of all liens, security interests, claims and other charges and encumbrances, except: (a) as disclosed in the Latest Audited Balance Sheet;
(b) as disclosed in Schedule 3.13(a) or in Schedule 3.13(b); (c) all liens for Taxes, assessments, both general and special, and other governmental charges which are not due and payable as of the Closing Date; (d) all building codes, zoning ordinances, planning restrictions and other laws, ordinances, regulations, rules, orders or determinations of any federal, state, county, municipal or other governmental authority heretofore, now or hereafter enacted, made or issued by any such authority affecting the property, none of which materially restrict the current use of such property; (e) all easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements, and other similar matters granted in the usual course of business; (f) all encroachments, overlaps, boundary line disputes, shortages in area, drainage and other easements, cemeteries and burial grounds and other similar matters not of record which would be disclosed by an accurate survey or inspection of the property;
(g) all electric power, telephone, gas, sanitary sewer, storm sewer, water and other utility lines, pipelines', service lines and facilities of any nature now located on, over or under the property, and all licenses, easements, rights-of-way and other similar agreements relating thereto granted in the ordinary course of business; (h) all existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and rights-of-way affecting the property; (i) inchoate mechanic's and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carrier's liens arising in the ordinary course of business and (j) imperfections of title, liens, security interests, claims and other charges and encumbrances the existence of which, individually and in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

      SECTION 3.14 Tangible Personal Property. Except as otherwise disclosed on Schedule 3.14, each material item of equipment, machinery or other tangible personal property reflected on the Latest Audited Balance Sheet is either: (a) owned by the applicable Company, free and clear of all liens, security interests, claims and other charges and encumbrances, except: (i) liens, security interests, claims and other charges and encumbrances incurred in the ordinary operation of the Business; (ii) liens for Taxes and assessments not yet payable; (iii) liens for Taxes, assessments and charges and other claims, the validity of which is being contested in good faith; (iv) liens, security interests and encumbrances securing debt which is reflected as a liability on the Latest Audited Balance Sheet or relating to liabilities or obligations which are to be assumed or satisfied by NBTY or Merger Sub pursuant to this Agreement (including, without limitation pursuant to Section 5.11 hereof); and (v) liens, security interests, imperfections of title, claims and other charges and encumbrances the existence of which, individually and in the aggregate, would not be reasonably expected to have a Material Adverse Effect; or (b) leased pursuant to one or more valid and enforceable lease agreements that have not been breached by a Company. Such tangible personal property is in normal operating condition, except for ordinary wear and tear.

      SECTION 3.15 Material Contracts. Schedule 3.15 lists each executory contract (collectively, the "Material Contracts") to which a Company is a party that requires, in accordance with its terms, future payments in excess of $500,000 and that is not cancellable upon not more than 60 days' notice. No Company is in default in the payment of any principal or interest on any indebtedness for borrowed money, except for defaults which, individually and in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

      SECTION 3.16  Employee Benefit Matters; Retirement Plans.  (a)
Schedule 3.16 contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements with respect to which any Company has any obligation or which are maintained, contributed to or sponsored by it or any of its affiliates for the benefit of any of its current employees, officers or directors or any of its former employees who was previously employed in the Business, other than plans, programs, arrangements, contracts or agreements for which no benefits are payable after the Closing (the "Plans"). Except as disclosed in Schedule 3.16, each Plan is in writing and the Shareholders have previously made available to NBTY and Merger Sub a true and complete copy of each Plan and a true and complete copy of each of the following documents, to the extent applicable, prepared in connection with each such Plan: (i) a copy of each trust or other funding arrangement, (ii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iii) the most recently received IRS determination letter, and (iv) the most recently prepared actuarial report and financial statement. Except as otherwise disclosed in Schedule 3.16, neither any Shareholder nor any Company has any express or implied commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code.

      (b)  Except as otherwise disclosed in Schedule 3.16, none of the Plans
(i) is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan") or a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which a Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"), or (ii) provides or promises to provide retiree medical or life insurance benefits.

      (c) With respect to each Plan, neither any Shareholder nor any Company is currently liable for any material tax arising under Section 4971, 4972, 4975, 4979, 4980 or 4980B of the Internal Revenue Code, and no fact or event exists which could reasonably give rise to any such liability.
Neither any Shareholder nor any Company has incurred any material liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan. None of the assets of any Company is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Internal Revenue Code and neither any Shareholder nor any Company has been required to post any security under
Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code with respect to any Plan, and no fact or event exists which could reasonably give rise to any such lien or requirement to post any such security.

      (d) Except as otherwise disclosed by Schedule 3.16, each Plan has been operated in all material respects in accordance with the requirements of applicable laws, including, without limitation, ERISA and the Internal Revenue Code. Except as otherwise disclosed by Schedule 3.16, no Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived. Except as otherwise disclosed by Schedule 3.16, all prior contributions, premiums or payments made with respect to any Plan have been deducted for income tax purposes and no such deduction previously claimed has been challenged by any government entity. The Latest Audited Balance Sheet reflects accruals of all material amounts of employer contributions and premiums accrued but unpaid with respect to the Plans as of the date of the Latest Audited Balance Sheet.

      SECTION 3.17 Labor Matters. No Company is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by it and, to the Knowledge of Slade, there are currently no strikes, slowdowns, work stoppages or lockouts, by or with respect to any employees of any Company, or any pending labor controversies which would reasonably be expected to have a Material Adverse Effect.

      SECTION 3.18 Taxes. (a) Each Company has timely filed or been included in, or will timely file or be included in, all returns required to be filed by it or in which it is to be included with respect to Taxes for any period ending on or before the Closing Date, taking into account any extension of time to file granted to or obtained on behalf of such Company,
(b) all Taxes shown to be payable on such returns have been paid or will be paid and (c) no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against such Company.

      SECTION 3.19 Insurance. All material properties and material insurable risks of each Company is covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with the reasonable business judgment of the operating management of such Company. Schedule 3.19 contains a complete list of all material liability, property, accident, casualty, fire, flood, workers' compensation, key man, group life or health and other insurance policies and arrangements affecting or relating to each Company, their respective assets or the Business which are in full force and effect on the date hereof.

      SECTION 3.20 Disclaimer of Warranties. Each of NBTY and Merger Sub acknowledge and agree that Slade is the only Shareholder who is active in the Business on a daily basis and who is familiar with details of the Business and that the Shareholders other than Slade make no representations and warranties except (i) as set forth in Sections 3.01 and 3.03 and (ii) that no such Shareholder has any actual knowledge (without any independent investigation) that any representation or warranty of a Shareholder herein is not true and complete.

      SECTION 3.21 Customer Mailing Lists. The customer mailing lists of the Companies, as of February 28, 1998, consists of approximately 1,741,175 customer names which are maintained on the Companies HP 3000 computer storage drive, disk or device located at the 1 Nutrition Plaza, Carbondale, Illinois facility. Set forth on Schedule 3.21 is an analysis of such customer names indicating the aging of orders or activities of such names in an operational report regularly generated by the Companies. To Slade's Knowledge no Company has sold, leased or rented such customer mailing lists and there have been no authorized copies of such customer mailing lists other than specifically for use in the furtherance of the Business.

      SECTION 3.22 Brokers. Except for Furman Selz LLC (the "Advisor"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Companies or such Shareholder.


                                 ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF NBTY AND MERGER SUB

      NBTY and Merger Sub, jointly and severally, represent and warrant to the Shareholders and each of the Companies as follows:

      SECTION 4.01 Authority of NBTY and Merger Sub. Each of NBTY and Merger Sub has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. NBTY has all the necessary power and authority to enter into the Registration Rights Agreement, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Merger Sub and the execution and delivery of this Agreement and the Registration Rights Agreement by NBTY, the performance by Merger Sub and NBTY of their respective obligations hereunder and thereunder and the consummation by Merger Sub and NBTY of the transactions contemplated hereby and thereby have been, or prior to the Closing will be, duly authorized by all requisite action on the part of Merger Sub and NBTY. The execution and delivery of this Agreement by NBTY and Merger Sub, the performance by NBTY and Merger Sub of their obligations hereunder and the consummation by NBTY and Merger Sub of the transactions contemplated hereby have been, or prior to Closing will be, duly authorized by all requisite action on the part of NBTY and Merger Sub. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by NBTY and Merger Sub (as the case may be), and, assuming due authorization, execution and delivery by each of the Companies and the Shareholders (as the case may be), each of this Agreement and the Registration Rights Agreement constitutes a legal, valid and binding obligation of NBTY and Merger Sub enforceable against NBTY and Merger Sub in accordance with its terms.

      SECTION 4.02 Incorporation and Qualification of NBTY and Merger Sub. Each of NBTY and Merger Sub is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has the corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by such corporations and to carry on the business of such corporations as it is now being conducted by such corporations. Each of NBTY and Merger Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its respective properties owned, operated or leased or the nature of its respective activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse NBTY Effect.

      SECTION 4.03 Capital Stock of NBTY and Merger Sub; Aggregate Exchanged Stock. The authorized, issued and outstanding shares of capital stock of NBTY is as described in the most recently filed SEC Report (as hereinafter defined). The authorized, issued and outstanding shares of the capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share. All of the issued and outstanding shares of common stock of Merger Sub are owned beneficially and of record by NBTY. At the Effective Time, each share of NBTY Stock comprising the Aggregate Exchanged Stock delivered to the Shareholders in consideration of the Shares shall be owned beneficially and of record by the Shareholders and shall have been duly authorized and validly issued, fully paid and nonassessable, not issued in violation of any pre-emptive rights and shall be free and clear of all pledges, security interests and all other liens, encumbrances and adverse claims of any character or description.

      SECTION 4.04 Subsidiaries. All financial transactions involving NBTY and its subsidiaries are reflected in NBTY's consolidated financial statements.

      SECTION 4.05 No Conflict. Assuming all consents, approvals, exemptions, authorizations and other actions described in Section 4.06 have been obtained and all filings and notifications described in Section 4.06 have been made, the execution, delivery and performance of this Agreement and the Registration Rights Agreement by NBTY and the execution, delivery and performance of this Agreement by Merger Sub does not and will not
(a) violate or conflict with the Certificate of Incorporation or By-laws of NBTY or Merger Sub, (b) except as would not, individually or in the aggregate, have a Material Adverse NBTY Effect or as otherwise disclosed on
Schedule 4.05, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to NBTY, Merger Sub or their respective subsidiaries or the business of NBTY, Merger Sub or their respective subsidiaries, or (c) except as would not have a Material Adverse NBTY Effect, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the Aggregate Exchanged Stock or any of the assets or properties of NBTY, Merger Sub or their respective subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which NBTY, Merger Sub or their respective subsidiaries is a party or by which any of their respective shares of capital stock or any of their respective assets or properties is bound or affected.

      SECTION 4.06 Consents and Approvals. The execution and delivery of each of this Agreement by NBTY and Merger Sub and the execution and delivery of this Agreement and the Registration Rights Agreement by NBTY does not, and the performance of this Agreement by Merger Sub and NBTY and the performance of each of this Agreement and the Registration Rights Agreement by NBTY will not, require any consent, approval, exemption, authorization or other action by, or filing with or notification to, any court, administrative agency or other governmental or regulatory authority, except
(a) as described in Schedule 4.06, (b) the notification requirements of the HSR Act, (c) the requirements of ISRA, (d) where failure to obtain such consent, approval, exemption, authorization or action, make such filing or give such notice would not have a Material Adverse NBTY Effect and (e) as may be necessary as a result of any facts or circumstances relating solely to the Companies and the Shareholders.

      SECTION 4.07 Financial Information. NBTY and Merger Sub have provided to Slade a true and complete copy of each SEC Report, including, without limitation, reports on Form 10-K, Form 10-Q, Form 8-K and preliminary and definitive proxies and amendments thereto. Neither NBTY nor Merger Sub intends to amend, supplement or modify any SEC Reports filed pursuant to the requirements of the 1934 Act.

      SECTION 4.08 Absence of Undisclosed Liabilities. As of the Closing Date, there shall be, to NBTY's and Merger Sub's knowledge, no liability of NBTY, Merger Sub or their respective subsidiaries which would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, consistently applied, except liabilities (i) disclosed in the SEC Reports or otherwise addressed by any of the representations, warranties or covenants made by NBTY or Merger Sub in this Agreement, (ii) as, and to the extent, reflected or reserved against in the financial statements included in the latest SEC Report, (iii) under this Agreement, (iv) covered by insurance, indemnification, contribution or comparable arrangements benefitting NBTY, Merger Sub or their respective subsidiaries, (v) with respect to the matters addressed in Section 4.18,
(vi) incurred in the ordinary course of business after the date hereof and prior to the Closing, or (vii) which, individually and in the aggregate, are not reasonably expected to have a Material Adverse NBTY Effect.

      SECTION 4.09 Litigation. Except as set forth in Schedule 4.09 and except for claims substantially covered by insurance, indemnification, contribution or comparable arrangements benefitting NBTY, Merger Sub or their respective subsidiaries, there are no claims, actions, proceedings or investigations pending against NBTY, Merger Sub or their respective subsidiaries or any of their respective assets or properties, before any federal, state or municipal court, or administrative, governmental or regulatory authority or body that, individually or in the aggregate, are reasonably expected to have a Material Adverse NBTY Effect. Except as described in Schedule 4.09, neither NBTY, Merger Sub or their respective subsidiaries nor any of their respective assets or properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse NBTY Effect.

      SECTION 4.10 Compliance with Laws; Licenses and Permits. On the Closing Date, neither NBTY or Merger Sub nor any of their respective subsidiaries shall be in material violation of any law, rule, regulation, order, judgment or decree applicable to it or by which any of its properties is bound or affected, except for violations the existence of which would not be reasonably expected to have a Material Adverse NBTY Effect. To the Knowledge of NBTY and Merger Sub, NBTY, Merger Sub and each of their respective subsidiaries has or has applied for all governmental licenses, franchises, permits, approvals, authorizations, exemptions, certificates, registrations and similar documents or instruments (including, without limitation, all food and drug licenses, permits and authorizations) necessary to carry on their respective businesses as now being conducted by such company, except for such governmental licenses, permits and authorizations the absence of which would not be reasonably expected to have a Material Adverse NBTY Effect. To the Knowledge of NBTY and Merger Sub, there is no existing practice, action or plan of NBTY, Merger Sub or any of their respective subsidiaries and no existing condition of the assets of any such entity which would reasonably be expected to give rise to any civil or criminal liability under, or prevent compliance with, any food and drug, health or occupational safety statute, regulation, ordinance or decree other than those the existence of which are not reasonably expected to have a Material Adverse NBTY Effect.

      SECTION 4.11 Environmental Compliance. NBTY, Merger Sub and each of their respective subsidiaries currently holds or has applied for all the permits, licenses and approvals of governmental authorities and agencies required under Environmental Laws for the current use, occupancy or operation of their respective assets and the conduct of their respective business, except for such permits, licenses and approvals the absence of which would not be reasonably expected to have a Material Adverse NBTY Effect. To the Knowledge of NBTY and Merger Sub, neither NBTY, Merger Sub nor any of their respective subsidiaries is in violation of any Environmental Laws or any such licenses, permits and approvals, except for such violations which would not be reasonably expected to have a Material Adverse NBTY Effect.

      SECTION 4.12 Intellectual Property Rights. NBTY, Merger Sub and each of their respective subsidiaries owns or otherwise has a right to use all Intellectual Property Rights as are necessary to conduct their respective businesses as now being conducted, except for those Intellectual Property Rights the lack of which would not reasonably be expected to have a Material Adverse NBTY Effect. The patents, trademarks, service marks and copyrights described in Schedule 4.12 are owned by NBTY, Merger Sub or their respective subsidiaries as indicated therein and, except as described therein, no rights have been granted to third parties with respect thereto. To the Knowledge of NBTY and Merger Sub, no claims are pending that relate to the use by NBTY, Merger Sub or any of their respective subsidiaries of any Intellectual Property Rights and with respect to which there is a reasonable likelihood of an adverse determination that would have a Material Adverse NBTY Effect.

      SECTION 4.13 Real Property. Each parcel of real property, including, without limitation, those properties set forth on Schedule 4.13(a) (which lists owned properties) and Schedule 4.13(b) (which lists leased properties), owned or leased by NBTY, Merger Sub or any of their respective subsidiaries is owned or leased, free and clear of all liens, security interests, claims and other charges and encumbrances, except: (a) as disclosed in the financial statements included in the latest SEC Reports;
(b) as disclosed in Schedule 4.13(a) or in Schedule 4.13(b); (c) all liens for Taxes, assessments, both general and special, and other governmental charges which are not due and payable as of the Closing Date; (d) all building codes, zoning ordinances, planning restrictions and other laws, ordinances, regulations, rules, orders or determinations of any federal, state, county, municipal or other governmental authority heretofore, now or hereafter enacted, made or issued by any such authority affecting the property, none of which materially restrict the current use of such property; (e) all easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements, and other similar matters granted in the usual course of business; (f) all encroachments, overlaps, boundary line disputes, shortages in area, drainage and other easements, cemeteries and burial grounds and other similar matters not of record which would be disclosed by an accurate survey or inspection of the property; (g) all electric power, telephone, gas, sanitary sewer, storm sewer, water and other utility lines, pipelines', service lines and facilities of any nature now located on, over or under the property, and all licenses, easements, rights-of-way and other similar agreements relating thereto granted in the ordinary course of business; (h) all existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and rights-of-way affecting the property; (i) inchoate mechanic's and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carrier's liens arising in the ordinary course of business and (j) imperfections of title, liens, security interests, claims and other charges and encumbrances the existence of which, individually and in the aggregate, would not be reasonably expected to have a Material Adverse NBTY Effect.

      SECTION 4.14 Tangible Personal Property. Except as otherwise disclosed on Schedule 4.14, each material item of equipment, machinery or other tangible personal property described in the SEC Reports is either: (a) owned by NBTY, Merger Sub or their respective subsidiaries, free and clear of all liens, security interests, claims and other charges and encumbrances, except: (i) liens, security interests, claims and other charges and encumbrances incurred in the ordinary operation of the business of NBTY; (ii) liens for Taxes and assessments not yet payable; (iii) liens for Taxes, assessments and charges and other claims, the validity of which is being contested in good faith; (iv) liens, security interests and encumbrances securing debt which is reflected as a liability on the financial statements included in the latest SEC Report; and (v) liens, security interests, imperfections of title, claims and other charges and encumbrances the existence of which, individually and in the aggregate, would not be reasonably expected to have a Material Adverse NBTY Effect; or (b) leased pursuant to one or more valid and enforceable lease agreements that have not been breached by NBTY, Merger Sub or their respective subsidiaries. Such tangible personal property is in normal operating condition, except for ordinary wear and tear.

      SECTION 4.15 Material Contracts. Schedule 4.15 lists each executory contract to which NBTY, Merger Sub or their respective subsidiaries is a party that is required to be filed as an exhibit to an SEC Report. Neither NBTY, Merger Sub nor any of their respective subsidiaries is in default in the payment of any principal or interest on any indebtedness for borrowed money, except for defaults which, individually and in the aggregate, would not be reasonably expected to have a Material Adverse NBTY Effect.

      SECTION 4.16 Employee Benefit; Retirement Plans. (a) Schedule 4.16 contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements with respect to which NBTY, Merger Sub or their respective subsidiaries has any obligation or which are maintained, contributed to or sponsored by any such entity or any of their respective affiliates for the benefit of any of their respective current employees, officers or directors or any of their respective former employees who were previously employed in their respective businesses, other than plans, programs, arrangements, contracts or agreements for which no benefits are payable after the Closing (the "NBTY Plans"). Except as disclosed in
Schedule 4.16, each NBTY Plan is in writing and NBTY and Merger Sub have previously made available to the Shareholders a true and complete copy of each NBTY Plan and a true and complete copy of each of the following documents, to the extent applicable, prepared in connection with each such NBTY Plan: (i) a copy of each trust or other funding arrangement, (ii) the most recently filed IRS Form 5500, (iii) the most recently received IRS determination letter, and (iv) the most recently prepared actuarial report and financial statement. Except as otherwise disclosed in Schedule 4.16, neither NBTY, Merger Sub, nor any of their respective subsidiaries or affiliates has any express or implied commitment to modify, change or terminate any NBTY Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code.

      (b) Except as otherwise disclosed in Schedule 4.16, none of NBTY Plans (i) is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a "NBTY Multiemployer Plan") or a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which any of NBTY, Merger Sub or any of their respective subsidiaries or affiliates could incur liability under Section 4063 or 4064 of ERISA (a "NBTY Multiple Employer Plan"), or (ii) provides or promises to provide retiree medical or life insurance benefits.

      (c) With respect to each NBTY Plan, neither NBTY, Merger Sub nor any of their respective subsidiaries is currently liable for any material tax arising under Section 4971, 4972, 4975, 4979, 4980 or 4980B of the Internal Revenue Code, and no fact or event exists which could reasonably give rise to any such liability. Neither NBTY, Merger Sub nor any of their respective subsidiaries has incurred any material liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any NBTY Multiemployer Plan or NBTY Multiple Employer Plan. None of the assets of NBTY, Merger Sub or any of their respective subsidiaries is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Internal Revenue Code and neither NBTY, Merger Sub nor any of their respective subsidiaries has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code with respect to any NBTY Plan, and no fact or event exists which could reasonably give rise to any such lien or requirement to post any such security.

      (d) Except as otherwise disclosed in Schedule 4.16, each NBTY Plan has been operated in all material respects in accordance with the requirements of applicable laws, including, without limitation, ERISA and the Internal Revenue Code. Except as otherwise disclosed in Schedule 4.16 no NBTY Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue
Code), whether or not waived. Except as otherwise disclosed by Schedule 4.16, all prior contributions, premiums or payments made with respect to any NBTY Plan have been deducted for income tax purposes and no such deduction previously claimed has been challenged by any government entity. The latest financial statement in the SEC Reports reflects accruals of all material amounts of employer contributions and premiums accrued but unpaid with respect to the NBTY Plans as of the date of such financial statement.

      SECTION 4.17 Labor Matters. Except as disclosed in Schedule 4.16, neither NBTY, Merger Sub or any of their respective subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by any of such entities and, to the Knowledge of NBTY and Merger Sub there are currently no strikes, slowdowns, work stoppages or lockouts, by or with respect to any employees of NBTY, Merger Sub or their respective subsidiaries, or any pending labor controversies which would reasonably be expected to have a Material Adverse NBTY Effect.

      SECTION 4.18 Taxes. (a) NBTY, Merger Sub and each of their respective subsidiaries has timely filed or been included in, or will timely file or be included in, all returns required to be filed by it or in which it is to be included with respect to Taxes for any period ending on or before the Closing Date, taking into account any extension of time to file granted to or obtained on behalf of such company, (b) all Taxes shown to be payable on such returns have been paid or will be paid and (c) no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against such company.

      SECTION 4.19 Insurance. All material properties and material insurable risks of NBTY, Merger Sub and each of their respective subsidiaries is covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with the reasonable business judgment of the operating management of such company. Schedule 4.19 contains a complete list of all material liability, property, accident, casualty, fire, flood, workers' compensation, key man, group life or health and other insurance policies and arrangements affecting or relating to NBTY, Merger Sub and each of their respective subsidiaries, their respective assets or the business of NBTY, Merger Sub and their respective subsidiaries which are in full force and effect on the date hereof.

      SECTION 4.20 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NBTY or Merger Sub.

      SECTION 4.21 Investment Purpose. NBTY and Merger Sub are acquiring the Companies solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution, resale or other disposition of the Companies or any portion thereof.

      SECTION 4.22 SEC Reports. NBTY, Merger Sub and each of their respective subsidiaries have filed all reports, notices and forms (collectively, the "SEC Reports") required to be filed or submitted to the Securities and Exchange Commission (the "Commission") under the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "1933 Act"), and the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "1934 Act") since December 31, 1993, all of which have complied in all respects with all applicable requirements of the 1933 Act and the 1934 Act. As of their respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the SEC Reports of NBTY, Merger Sub or their respective subsidiaries, including without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Any and all of the financial statements (including the related notes) included in the SEC Reports of NBTY, Merger Sub or their respective subsidiaries fairly present the consolidated financial position of NBTY, Merger Sub and their respective subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position of NBTY, Merger Sub and their respective subsidiaries for the respective periods indicated, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal recurring accruals, in accordance with generally accepted accounting principles except as otherwise noted therein or, in the case of the unaudited financial statements, as permitted by the applicable rules and regulations of the Commission.


                                  ARTICLE V

                            ADDITIONAL AGREEMENTS

      SECTION 5.01 Conduct of Business Prior to the Closing. (a) Slade, with respect to himself and each Company, and each other Shareholder, solely with respect to such Shareholder and the Shares which such Shareholder is tendering in the Merger hereby, covenants and agrees that, subject to
Section 5.01(b) below, between the date hereof and the Closing Date, he or it shall use his or its commercially reasonable efforts to cause each of the Companies to (i) except for the payment of Transaction Expenses related to the transactions contemplated herein, conduct the Business in the ordinary course and consistent with its prior practice in all material respects and
(ii) use its commercially reasonable efforts to (A) preserve substantially intact the business organization of the Business, (B) keep available the services of the employees of each of the Companies and (C) preserve the current relationships of each of the Companies with their respective material customers and suppliers and other persons with which they have significant business relationships which are material to the Business.

      (b) Slade, with respect to himself and each Company, and each other Shareholder solely with respect to such Shareholder and the Shares which such Shareholder is exchanging hereby, covenants and agrees that between the date hereof and the Closing Date, without the prior written consent of NBTY, he or it will not permit any such Company, prior to the Closing, to (i) materially change its accounting methods, principles or practices, (ii) subject to the provisions of Section 5.01(c) below, declare, set aside or pay any dividend (other than regularly scheduled dividends declared and paid in accordance with past practice including, without limitation, dividends of an amount sufficient for the payment by each of the Shareholders of all income taxes for the taxable income allocated to the Shareholders as a result of the Companies for all periods through the Closing) or other distribution (whether in cash, stock, property or any combination thereof) in respect of any of the Shares or redeem, repurchase or otherwise acquire any equity securities issued by any such Company, (iii) amend its certificate of incorporation or by-laws or merge or consolidate, or obligate itself to do so, with or into any other entity, except as contemplated hereby, (iv) except as set forth in Schedule 5.01(b)(iv), establish or materially increase any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise increase the compensation payable or to become payable to any officers or key employees of any such Company, except in the ordinary course of business consistent with past practice or as may be required by law, or (v) enter into any employment or severance agreement with any of its employees or establish, adopt or enter into any collective bargaining agreement, except in the ordinary course of business consistent with past practice or as may be required by law.

      (c) (i) Slade, with respect to himself and each Company, and each other Shareholder solely with respect to such Shareholder, covenants and agrees that, between the date hereof and the Closing Date, without the prior written consent of NBTY, neither he nor it shall willfully take any action to cause the Working Capital of the Companies as of the Closing to be less than SEVEN MILLION FOUR HUNDRED THOUSAND and 00/100 ($7,400,000) DOLLARS (the "Minimum Capital Amount"), it being acknowledged and agreed that the Shareholders may cause a dividend to the Shareholders from any of the Companies on or prior to the Closing to the extent that the Working Capital of the Companies, computed as of the Closing, is in excess of the Minimum Capital Amount.

            (ii) Each of the Shareholders agrees to pay, pro rata in the proportion of the Shares of the applicable Company tendered by such Shareholder in the Merger, to NBTY the amount, if any, that the Final Working Capital of the Companies (as defined below) is less than the Minimum Capital Amount in shares of NBTY Stock within ten (10) Business Days after the Final Working Capital of the Companies has been determined, such payment to be in accordance with the provisions of Section 9.03(g) (payment of indemnified amount in cash or NBTY Stock).

            (iii) NBTY agrees to pay to the Shareholders, pro rata in the proportion of the Shares of the applicable Company tendered by such Shareholder in the Merger, the amount, if any, that the Final Working Capital of the Companies is greater than the Minimum Capital Amount by delivering to the Shareholders the number of shares of NBTY Stock equal to the amount of such excess divided by the lesser of the NBTY Stock FMV as of the Closing Date or the average of the closing bid prices, as reported by the National Association of Securities Dealers automated quotations system, for the ten (10) Business Days prior to the date of such delivery.

            (iv) For the purposes of this Agreement, the term "Final Working Capital of the Companies" shall mean the Working Capital of the Companies as of the Closing Date as determined by Coopers and Lybrand LLP's St. Louis office and Amper, Politzner & Mattia P.A., it being agreed that such accountants shall be instructed to compute the dollar amount of such Working Capital of the Companies within forty-five (45) days after the Closing Date and, absent manifest error or gross negligence, such determination shall be final, binding and conclusive upon the parties hereto.

      (d) Each of NBTY and Merger Sub covenants and agrees that, between the date hereof and the Closing Date, NBTY and Merger Sub shall (i) conduct their respective businesses in the ordinary course and consistent with prior practice in all material respects and (ii) use commercially reasonable efforts to (A) preserve substantially intact the business organization of NBTY, Merger Sub and their respective subsidiaries, (B) keep available to NBTY, Merger Sub or their respective subsidiaries, as the case may be, the services of the employees of NBTY, Merger Sub and their respective subsidiaries, and (C) preserve the current relationships of NBTY, Merger Sub and their respective subsidiaries with their respective material customers and suppliers and other persons with which they have significant business relationships which are material to NBTY's, Merger Sub's or their respective subsidiaries' businesses.

      (e) Each of NBTY and Merger Sub hereby covenants and agrees that, between the date hereof and the Closing Date, without the prior written consent of the Shareholders, neither NBTY, Merger Sub nor any of their respective subsidiaries will (i) materially change their respective accounting methods, principles or practices, (ii) declare, set aside or pay any dividend (other than regularly scheduled dividends declared and paid in accordance with past practice including, without limitation, the NBTY Stock Split) or other distribution (whether in cash, stock, property or any combination thereof) in respect of any of the Shares or redeem, repurchase or otherwise acquire any equity securities issued by NBTY, Merger Sub nor any of their respective subsidiaries, (iii) amend their respective certificates of incorporation or by-laws or merge or consolidate, or obligate themselves to do so, with or into any other entity except as contemplated hereby, (iv) except as set forth in Schedule 5.01(d)(iv), establish or materially increase any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise increase the compensation payable or to become payable to any officers or key employees of NBTY, Merger Sub or their respective subsidiaries, except in the ordinary course of business consistent with past practice or as may be required by law, or (v) enter into any employment or severance agreement with any of their respective employees or establish, adopt or enter into any collective bargaining agreement, except in the ordinary course of business consistent with past practice or as may be required by law.

      SECTION 5.02 Investigation. (a) Each of NBTY and Merger Sub acknowledges and agrees that it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Shares, the Companies, the assets and liabilities of the Companies and the Business and (ii) has been furnished with or given adequate access to such information about the Shares, the Companies, the assets and liabilities of the Companies and the Business, as it has requested.

      (b) In connection with NBTY's and Merger Sub's investigation of the Companies and the Business, NBTY and Merger Sub have received from the Shareholders certain estimates, projections and other forecasts for the Companies, including, without limitation, estimated income statement and balance sheet information for the fiscal period ending on 9/30/98, projected income statement and balance sheet information for the fiscal periods ending in September 30, 1999, 2000 and 2001 and certain plan and budget information. Each of NBTY and Merger Sub acknowledges and agrees that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that NBTY and Merger Sub are familiar with such uncertainties, that NBTY and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them, and that neither NBTY nor Merger Sub will assert any claim against any of the Shareholders or any of their respective agents, trustees, affiliates, consultants, investment bankers, attorneys or representatives, or hold any of the Shareholders or any such persons liable with respect thereto. Accordingly, no Shareholder makes any representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.02.

      SECTION 5.03 Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Shareholders shall, and shall cause each Company's officers, directors, employees, certified accountants and agents to, (i) afford the officers, employees and authorized agents and representatives of NBTY and Merger Sub reasonable access, during normal business hours, to the offices, properties, books and records of the Companies and (ii) furnish to the officers, employees and authorized agents and representatives of NBTY and Merger Sub such additional financial and operating data and other information regarding the assets, properties, goodwill and business of the Companies as NBTY or Merger Sub may from time to time reasonably request; provided, however, that such investigation shall be conducted in a manner as not to interfere unreasonably with any of the businesses or operations of any of the Companies.

      (b) From the date hereof until the Closing, upon reasonable notice, NBTY and Merger Sub shall, and shall cause each of NBTY's and Merger Sub's officers, directors, employees, certified accountants and agents to, (i) afford the Shareholders and the authorized agents and representatives of the Shareholders reasonable access, during normal business hours, to the offices, properties, books and records of NBTY, Merger Sub and their respective subsidiaries and (ii) furnish to the Shareholders and the authorized agents and representatives of the Shareholders such additional financial and operating data and other information regarding the assets, properties, goodwill and business of NBTY, Merger Sub and their respective subsidiaries as the Shareholders may from time to time reasonably request; provided, however, that such investigation shall be conducted at the Shareholders' expense and in a manner as not to interfere unreasonably with any of the businesses or operations of NBTY, Merger Sub or their respective subsidiaries.

      (c) In order to facilitate the resolution of any claims made by or against or incurred by the Shareholders prior to the Closing, after the Closing, upon reasonable notice, each of NBTY and Merger Sub shall, and each of NBTY and Merger Sub shall cause their respective subsidiaries to: (i) afford the Shareholders and the authorized agents and representatives of the Shareholders reasonable access, during normal business hours, to the offices, properties, books and records of NBTY, Merger Sub, the Companies, and any of their respective successors, subsidiaries or affiliates with respect to the Companies, including any successors, and the Business, (ii) furnish to the Shareholders and the authorized agents and representatives of the Shareholders such additional financial and other information regarding the Companies, including any successors, the assets, properties, goodwill and business of the Companies and any successors, and the Business as any of the Shareholders may from time to time reasonably request and (iii) make available to the Shareholders, the employees of the Companies, NBTY, Merger Sub or any of their respective subsidiaries whose assistance, testimony or presence is necessary to assist any of the Shareholders in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall be conducted in a manner as not to interfere unreasonably with any of the businesses or operations of NBTY, Merger Sub or any of their respective affiliates or subsidiaries.

      SECTION 5.04 Books and Records. (a) Each of NBTY and Merger Sub covenants and agrees that it shall preserve and keep all books and records of the Companies for a period of at least seven years from the Closing Date. After such seven-year period, before NBTY, Merger Sub or any of their respective subsidiaries or affiliates shall dispose of any of such books and records, at least 90 calendar days' prior written notice to such effect shall be given by NBTY to Slade, and Slade, on behalf of the Shareholders, shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such books and records as Slade may select.
During such seven-year period, the Shareholders and duly authorized representatives of the Shareholders shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records.

      (b) If, in order properly to prepare documents required to be filed with governmental authorities or its financial statements, it is necessary that any of the parties hereto or any successors be furnished with additional information relating to the Companies, the Business, NBTY, Merger Sub or any of their respective subsidiaries or affiliates, and such information is in the possession of any party hereto, such party agrees to use commercially reasonable efforts to furnish such information to the requesting party, at the cost and expense of the party being furnished such information.

      SECTION 5.05 Confidentiality. The terms of the letter agreement dated as of October 30, 1997 (the "Confidentiality Agreement") between the Shareholders and NBTY are hereby incorporated by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of NBTY under this Section
5.05 shall terminate; provided, however, that the Confidentiality Agreement shall terminate only in respect of that portion of the confidential information (as described in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in respect of such information.

      SECTION 5.06 Regulatory and Other Authorizations; Consents. (a) Each party hereto will use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Federal, state and local regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals, including, without limitation, authorizations, consents, orders and approvals required under ISRA or by the New Jersey Department of Environmental Protection ("NJDEP"). Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within five (5) Business Days of the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals.

      (b) Each of NBTY and Merger Sub will use their commercially reasonable efforts to assist the Shareholders in obtaining the consents of persons or entities referred to in Section 3.06, including, without limitation, (i) providing to such persons or entities (A) guarantees, effective as of the Closing, by NBTY and Merger Sub of the obligations of a Company under any such lease and license agreements and (B) such financial statements and other financial information with respect to NBTY, Merger Sub or their respective subsidiaries as such persons or entities may reasonably request and (ii) agreeing to such adjustments to the terms of any such lease and license agreements as would not, in the aggregate, have a Material Adverse Effect.

      SECTION 5.07 Issuance of NBTY Stock. The parties hereto acknowledge and agree that the calculation of the number of the Aggregate Exchanged Stock was determined in consideration of the number of shares of NBTY Stock issued and outstanding on the date hereof, the additional shares of NBTY Stock to be issued and distributed as contemplated by the NBTY Stock Split, the number of shares of NBTY Stock which may be issued in accordance with the terms and provisions of stock option plans and similar arrangements in effect on the date hereof and approximately 6,000,000 (such number including the effect of the NBTY Stock Split) additional shares of NBTY Stock (collectively, the "Contemplated Stock").

      SECTION 5.08 Slade Employment Agreement. NBTY covenants and agrees that on or prior to the Closing Date, NBTY shall enter into a binding employment agreement with Slade containing terms and conditions which are no less favorable to Slade than those which are set forth on Schedule 5.08 attached hereto.

      SECTION 5.09  Further Action.

      (a) Each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby. In accordance with this Section 5.09, each party hereto shall cooperate fully with the Companies and the Shareholders in securing clearance for the transactions contemplated by this Agreement from the NJDEP pursuant to ISRA and to file the Premerger Notification and Report Form for Certain Mergers and Acquisitions under the HSR Act and to obtain notification of the expiration of the waiting period under the HSR Act. All costs, obligations and financial security requirements of the Shareholders arising under this Section shall be the responsibility of the Companies. The parties hereto acknowledge and agree that, in connection with the transactions contemplated hereby, the NJDEP, in accordance with ISRA, may require or request NBTY and/or Merger Sub to enter into a remediation agreement relating to the New Jersey property and operations of Nutro substantially in the form attached hereto as Exhibit B (the "Remediation Agreement") or in such other form as is accepted by the NJDEP. In connection with such remediation agreement, NBTY and Merger Sub covenant and agree that, to the extent required by the NJDEP or the Shareholders or the Companies, NBTY and Merger Sub shall execute and deliver such Remediation Agreement and perform all of their respective obligations thereunder.

      (b) Each of NBTY and Merger Sub covenants and agrees that promptly following the Closing, Merger Sub take any and all action to duly qualify as a foreign corporation to do business, and be in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, including, without limitation, in each jurisdiction in which any of the Companies is qualified to conduct its business as of the date hereof.

      SECTION 5.10 Satisfaction of PNC Bank Indebtedness. Each of NBTY and Merger Sub covenant and agree that at the Closing, NBTY shall satisfy any and all existing indebtedness owed by the Companies to PNC Bank, National Association (successor by merger to Midlantic Bank, N.A., "PNC"), it being acknowledged and agreed however that, notwithstanding such covenant, NBTY or Merger Sub may assume the obligations of the Companies under such indebtedness if PNC (i) consents to such assumption, (ii) waives any default, breach or conflict arising from or related to the Merger and the transactions contemplated herein and (iii) unconditionally releases all liens, security interests, encumbrances and obligations of any of the Shareholders (or Ruth Slade and E. Steven Lenger) under the terms and conditions of the applicable agreements, documents and instruments evidencing (or related to) such indebtedness.


                                 ARTICLE VI

                              EMPLOYEE MATTERS

      SECTION 6.01 Employees. (a) Each of NBTY and Merger Sub hereby acknowledges, on behalf of themselves and their respective subsidiaries and affiliates, that they have no present intention to close or shut down or reduce the operations or production of any facility of any of the Companies. To the extent commercially practical, NBTY and Merger Sub agrees with the Shareholders to offer the Transferred Employees whose employment with the applicable Company is terminated in connection with the transactions contemplated by this Agreement with the option to transfer to a similar position with NBTY, Merger Sub or any of their respective subsidiaries to the extent commercially practical. Additionally, NBTY and Merger Sub, to the extent commercially practical, shall continue the employee benefits of the Transferred Employees and the Transferred Former Employees under the Plans or provide such Transferred Employees and Transferred Former Employees with the employee benefits which are similar in nature to their current employee benefits provided to the employees of NBTY under NBTY Plans; it being acknowledged and agreed that, to the extent that service is relevant for purposes of eligibility, vesting or benefit accrual under any employee benefit plan, program or arrangement established or maintained by NBTY, its subsidiaries or any of the Companies for the benefit of Transferred Employees and Transferred Former Employees, such plan, program or arrangement shall credit such employees or former employees for service on or prior to the Closing with any of the Companies or any affiliate thereof.

      (b) Each of NBTY and Merger Sub covenants and agrees that the employees of the Companies listed on Schedule 6.01 shall participate in the stock option plan of NBTY, it being acknowledged and agreed that the extent of participation of such employees in the stock option plan shall be negotiated by Slade and NBTY in good faith so that the contribution of such employees to the financial performance and business prospects of NBTY is appropriately compensated.

      (c) Each of NBTY and Merger Sub shall comply in all respects to the provisions of the Worker Adjustment and Retraining Notification Act of 1988, as amended the (the "WARN Act").

      SECTION 6.02. Establishment of Trust. As soon as practicable after the Closing, NBTY agrees to establish or designate one or more trusts, or cause Merger Sub to so establish or designate such trusts (the "NBTY Trusts"), for the purpose of holding the assets attributable to benefits for Transferred Employees and Transferred Former Employees under the the plans listed on Schedule 3.16 (the "Company Retirement Plans"). Upon establishment or designation of the NBTY Trusts, NBTY shall cause the assets attributable to the Company Retirement Plans to be transferred from the applicable Company Retirement Plan to the NBTY Trusts.

      SECTION 6.03 Welfare Arrangements. Subject to Section 6.01 above, to the extent that any medical, dental, hospitalization, life or similar-type insurance benefits are provided to Transferred Employees or Transferred Former Employees through one or more Plans of a Company, NBTY agrees to designate or establish, or to cause Merger Sub to establish, effective as of the Closing, one or more benefit plans, programs or arrangements for the purpose of providing such benefits to Transferred Employees or Transferred Former Employees.

      SECTION 6.04 Indemnity. Anything in this Agreement to the contrary notwithstanding, NBTY and Merger Sub hereby agree, jointly and severally, to indemnify the Shareholders against and hold the Shareholders harmless from any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, attorney's fees and other costs of defense) arising out of or otherwise in respect of any of the following from and after the Closing (i) any claim made by any Transferred Employee against any Shareholder for any severance or termination benefits pursuant to the provisions of any plan, program or arrangement or any applicable Federal or state law, (ii) any suit or claim of violation brought against any Shareholder under the WARN Act, or any similar state or local statutes or ordinances, or any rules, regulations or orders promulgated or issued thereunder, for any actions taken by NBTY or Merger Sub on or after the Closing Date with respect to any facility, site of employment, operating unit or Transferred Employee, (iii) any action taken on or after the Closing Date by NBTY or Merger Sub with respect to any Plan, (iv) any claim for payments or benefits by Transferred Employees, Transferred Former Employees or their respective beneficiaries under any Plan, and (v) any failure of NBTY or Merger Sub to discharge their respective obligations under this
Article VI. The provisions of Sections 9.02(b) and 9.02(c) shall apply to NBTY and Merger Sub's indemnification obligations under this Section 6.06.


                                 ARTICLE VII

                                 TAX MATTERS

      SECTION 7.01 Indemnity. (a) The Shareholders, severally but not jointly, pro rata in the proportion of the Shares of the applicable Company tendered by such Shareholder in the Merger, agree to indemnify NBTY and Merger Sub, without Gross-Up for Taxes, against all Taxes of the Companies, with respect to any period or portion thereof that ends on or before the Closing Date, in excess of the amount reserved for Taxes (the "Tax Reserves") in the financial statements of such Company, including without limitation, the Financial Statements of such Company or the financial records of such Company as of the Closing prepared in accordance with the Company Accounting Policies. NBTY and Merger Sub shall be responsible for Taxes to the extent of the Tax Reserves and all Taxes with respect to any period or portion thereof that begins on or after the Closing Date.

      SECTION 7.02 Refunds. Any refunds received by NBTY, Merger Sub or their respective subsidiaries or successors (and any equivalent benefit to any such company through a reduction in Tax liability for a post-Closing Date period) of Taxes relating to taxable periods or portions thereof ending on or before the Closing Date shall be for the account of the Shareholders, and NBTY and Merger Sub shall pay over to the Shareholders pro rata in the proportion of the Shares of the applicable Company tendered by such Shareholder in the Merger any such refund or the amount of any such benefit within five Business Days of the earlier of receipt or entitlement thereto. NBTY shall, if Slade so requests and at NBTY's expense, cause the relevant entity to file for and obtain any refunds or equivalent amounts to which the Shareholders are entitled under this Section 7.02. NBTY and Merger Sub shall permit Slade to control (at the Shareholders' expense) the prosecution of any such refund claimed, and shall cause the relevant entity to authorize by appropriate power of attorney such persons as Slade shall designate to represent such entity with respect to such refund claimed.

      SECTION 7.03 Contests. (a) After the Closing, NBTY or Merger Sub shall promptly notify Slade in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on NBTY or Merger Sub which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification under Section 7.01. Such notice shall contain factual information (to the extent known to NBTY or Merger Sub) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. If NBTY or Merger Sub fails to give Slade prompt notice of an asserted Tax liability as required by this Section 7.03, then (i) if the Shareholders are precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then the Shareholders shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability, and (ii) if the Shareholders are not so precluded from contesting but such failure to give prompt notice results in a detriment to the Shareholders, then any amount which the Shareholders are otherwise required to pay NBTY pursuant to Section 7.01 with respect to such liability shall be reduced by the amount caused by such detriment.

      (b) The Shareholders may elect to direct, through counsel chosen by Slade and at their own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 7.01 (any such audit, claim for refund or proceeding relating to an asserted Tax liability are referred to herein collectively as a "Contest"). If any of the Shareholders elect to direct the Contest of an asserted Tax liability, Slade shall within ninety (90) calendar days of receipt of the notice of asserted Tax liability notify NBTY or Merger Sub of their intent to do so, and NBTY and Merger Sub shall fully cooperate in each phase of such Contest. If any of the Shareholders elect not to direct the Contest, Slade fails to notify NBTY or Merger Sub of their election as herein provided or contests their obligation to indemnify under Section 7.01, NBTY or Merger Sub may pay, compromise or contest, at its own expense, such asserted liability. However, in such case, neither NBTY nor Merger Sub may settle or compromise any asserted liability over the objection of Slade; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, each of NBTY or Merger Sub and the Shareholders may participate, at such Shareholder's own expense, in the Contest. If any of the Shareholders choose to direct the Contest, NBTY and Merger Sub shall promptly empower (by power of attorney and such other documentation as may be appropriate) such representatives of the Shareholders as they may designate to represent NBTY or Merger Sub or any successor thereto in the Contest insofar as the Contest involves an asserted Tax liability for which the Shareholders would be liable under Section 7.01.

      (c) After the Closing, NBTY and Merger Sub shall promptly notify Slade in writing of any intention by NBTY or Merger Sub to amend or restate the tax return for any of the Companies for any period prior to the Closing and shall not effect any such amendment or restatement without the prior written consent of Slade, which consent shall not be unreasonably withheld.

      SECTION 7.04 Payments for Certain Audit Adjustments. (a) If an audit adjustment, claim for refund or amended return ("Adjustment") after the date hereof shall both increase a Tax liability which is allocated to the Shareholders under Section 7.01 (or reduce losses or credits otherwise available to the Shareholders) for a period ending on or before the Closing Date and decrease a Tax liability of NBTY or Merger Sub for a period ending after the Closing Date, then, when and to the extent that NBTY or Merger Sub derives a benefit from such decrease (through a reduction of Taxes, refund of Taxes paid or credit against Taxes due), NBTY or Merger Sub shall promptly pay to the Shareholders, pro rata in proportion to the Shares of the applicable Company tendered by such Shareholder in the Merger, an amount equal to the amount of such refund, reduction or credit. Similarly, if an Adjustment shall both decrease a Tax liability which is allocated to the Shareholders under Section 7.01 for a period ending on or before the Closing Date and increase the Tax liability of NBTY or Merger Sub (or reduce losses or credits otherwise available to any such corporation) for a period ending after the Closing Date, then, when and to the extent that a Shareholder derives a benefit from such decrease (through a refund or reduction of Taxes paid or credit against Taxes due), the Shareholders, pro rata in proportion to the Shares of the applicable Company tendered by such Shareholder in the Merger, shall promptly pay to NBTY or Merger Sub an amount equal to the amount of such refund, reduction or credit.

      (b) If State or local Taxes imposed on the Shareholders with respect to any of the Companies for taxable periods or portions thereof ending on or before the Closing Date are increased as the result of an adjustment on an audit or other examination by a taxing authority, NBTY or Merger Sub shall promptly pay the Shareholders pro rata in proportion to the Shares of the applicable Company tendered by such Shareholder in the Merger an amount equal to such increase in Taxes, to the extent that such increase does not exceed the amount reserved for Taxes in the Financial Statements not previously taken into account under Section 7.01.

      SECTION 7.05 Tax Benefits Resulting From the Merger. Notwithstanding any provision of this Article VII to the contrary, any Tax refund or Tax benefit derived from any net operating loss, net capital loss, investment tax credit, foreign tax credit or charitable deduction or any other Tax attribute (including deductions of credits relating to alternative minimum taxes) allocable under applicable Federal, State or local income or franchise Tax law to any of the Companies or Merger Sub, accruing to the benefit of any of the Companies, Merger Sub or NBTY as a direct result of the Merger or the transactions contemplated herein or by actions directly taken by NBTY or Merger Sub in furtherance of the Merger shall remain with NBTY or Merger Sub, as the case may be, and not paid to the Shareholders.

      SECTION 7.06 Cooperation and Exchange of Information. The Shareholders and NBTY and Merger Sub will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities. Each party shall make its employees, agents or representatives available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all returns, schedules and work papers and all material records or other documents relating to Tax matters of the Companies for the taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or
(ii) six years following the due date (without extension) for such returns. Any information obtained under this Section 7.06 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

      SECTION 7.07 Tax Intent. The parties hereto intend that the Merger and the transactions contemplated herein qualify as a reorganization under the provisions of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code, and that the parties hereto will be "parties to the reorganization" within the meaning of Section 368(b) of the Internal Revenue Code. In furtherance of the immediately preceding sentence, each of the parties hereto agree that for all purposes they will act consistent with the intended tax treatment described in this Section 7.07, will report the transactions contemplated hereby for all tax purposes consistent with such intent, and will not take a position, for tax or other purposes, contrary to such intent.

      SECTION 7.08 Payments by NBTY and Merger Sub. Notwithstanding any provision of this Article VII to the contrary, it is acknowledged and agreed that any payment required to be made by NBTY or Merger Sub to the Shareholders under this Article VII shall be paid and satisfied in full within ten (10) Business Days after demand therefor together with all appropriate supporting documentation by delivering to the Shareholders the number of shares of NBTY Stock equal to the amount of such obligation divided by the lesser of the NBTY Stock FMV as of the Closing Date or the average of the closing bid prices, as reported by the National Association of Securities Dealers automated quotations system, for the ten (10) Business Days prior to the date of such delivery.

      SECTION 7.09 Payments by the Shareholders. Notwithstanding any provision of this Article VII to the contrary, it is acknowledged and agreed that any payment required to be made by the Shareholders to NBTY or Merger Sub under this Article VII may, in the sole discretion of the Shareholders, be paid and satisfied in full within ten (10) Business Days after demand therefor together with all appropriate supporting documentation in accordance with Section 9.03(g) (payment by delivering shares of NBTY Stock or cash).

      SECTION 7.10 Survival. The covenants and agreements of the parties hereto contained in this Article VII shall survive and remain in full force and effect, regardless of any investigation made by or on behalf of the Shareholders, on the one hand, or NBTY and Merger Sub, on the other hand, for a period not to extend beyond the issuance of the first independent audited financial statements of NBTY, but in any event not later than December 31, 1998.


                                ARTICLE VIII

                            CONDITIONS TO CLOSING

      SECTION 8.01 Conditions to Obligations of the Shareholders. No Shareholder shall have any obligation to consummate the transactions contemplated by this Agreement unless the following conditions are satisfied, fulfilled or waived by NBTY and Merger Sub at or prior to the
Closing:

            (a) Representations and Warranties; Covenants. The representations and warranties of NBTY and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, and all the covenants contained in this Agreement to be complied with by NBTY and Merger Sub on or before the Closing shall have been complied with in all material respects, and each Shareholder shall have received a certificate of NBTY and Merger Sub to such effect signed by a duly authorized officer thereof;

            (b) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making such transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use their commercially reasonable efforts to have any such statute, rule or regulation declared invalid or inapplicable and any such order or injunction vacated;

            (c) HSR Act; ISRA. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger contemplated hereby shall have expired or shall have been terminated and the Companies shall have received one of the following with respect to the transactions contemplated by this Agreement: (i) a determination of non-applicability from the NJDEP, (ii) a cleanup plan approved by the NJDEP, (iii) an affidavit approved by the NJDEP for a de minimis quantity exception or limited conveyance, (iv) an Administrative Consent Order issued by the NJDEP, or (v) such other action which permits the Merger to be consummated without a violation under ISRA (including, without limitation, a duly executed and delivered Remediation Agreement), in each case with respect to the Companies' real property located in New Jersey;

            (d) Consents. The Shareholders shall have received written consents regarding the matters disclosed in Schedule 3.06 to the transactions contemplated by this Agreement in form and substance satisfactory the Shareholders from the persons specified in such Schedule;

            (e) Legal Opinion. The Shareholders shall have received from NBTY's and Merger Sub's counsel a legal opinion, addressed to the Shareholders and dated the Closing Date, in form and substance reasonably acceptable to Shareholders as to the matters described in Sections 4.01, 4.02, 4.03, 4.05 and 4.06;

            (f) Registration Rights Agreement. The Shareholders and NBTY shall have entered into the Registration Rights Agreement and the Registration Rights Agreement shall be in full force and effect and the legal, valid binding obligation of NBTY;

            (g) Slade Employment Agreement. Slade and NBTY shall have entered into the Slade Employment Agreement and the Slade Employment Agreement shall be in full force and effect and legal, valid and binding obligation of NBTY; and

            (h) NBTY Disclosure Schedule. NBTY and Merger Sub shall have delivered the NBTY Disclosure Schedule to the Shareholders and the NBTY Disclosure Schedule shall not reveal any circumstances or facts which have, or are reasonably likely to have, a Material Adverse NBTY Effect.

      SECTION 8.02 Conditions to Obligations of NBTY and Merger Sub. Neither NBTY nor Merger Sub shall have any obligation to consummate the transactions contemplated by this Agreement unless the following conditions are satisfied, fulfilled or waived by Slade at or prior to the Closing:

            (a) Representations and Warranties; Covenants. The representations and warranties of each of the Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, and all the covenants contained in this Agreement to be complied with by each of the Shareholders on or before the Closing shall have been complied with in all material respects, and NBTY and Merger Sub shall have received a certificate of each Shareholder to such effect;

            (b) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making such transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use their commercially reasonable efforts to have any such statute, rule or regulation declared invalid or inapplicable and any such order or injunction vacated;

            (c) HSR Act; ISRA. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger contemplated hereby shall have expired or shall have been terminated and the Companies shall have received one of the following with respect to the transactions contemplated by this Agreement: (i) a determination of non-applicability from the NJDEP, (ii) a cleanup plan approved by the NJDEP, (iii) an affidavit approved by the NJDEP for a de minimis quantity exception or limited conveyance, (iv) an Administrative Consent Order issued by the NJDEP, or (v) such other action which permits the Merger to be consummated without a violation under ISRA (including, without limitation, a duly executed and delivered Remediation Agreement), in each case with respect to the Companies' real property located in New Jersey;

            (d) Consents. The Shareholders shall have received written consents regarding the matters disclosed in Schedule 3.06 to the transactions contemplated by this Agreement in form and substance reasonably satisfactory to NBTY from the persons specified in such Schedule; and

            (e) Legal Opinion. NBTY shall have received from the Shareholders' counsel a legal opinion, addressed to NBTY and dated the Closing Date, in form and substance reasonably acceptable to NBTY as to the matters described in Sections 3.01, 3.02, 3.03, 3.05 and 3.06.


                                 ARTICLE IX

                               INDEMNIFICATION

      SECTION 9.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations, warranties, covenants and agreements of the parties hereto contained herein shall survive and remain in full force and effect, regardless of any investigation made by or on behalf of the Shareholders, on the one hand, or NBTY and Merger Sub, on the other hand, for a period not to extend beyond the issuance of the first independent audited financial statements of NBTY, but in any event not later than December 31, 1998; provided, however, that the agreements set forth in Sections 5.03(b), 5.03(c), 5.04, 5.05, 5.06, 5.07, 5.08, 5.09 and 5.10 and
Articles VI, IX and XI shall remain in full force and effect until the applicable period under the statute of limitations therefor has expired.

      SECTION 9.02 Indemnification by NBTY and Merger Sub. (a) NBTY and Merger Sub agree, subject to the other terms and conditions of this Agreement and without Gross-Up for Taxes, to jointly and severally indemnify the Shareholders against and hold any such Shareholders harmless from all liabilities of and damages to the Shareholders arising out of (i) the material breach of any material representation, warranty, covenant or agreement of NBTY or Merger Sub herein (other than Articles VI and VII, it being understood that the sole remedy for breach thereof shall be pursuant to Articles VI and VII, as the case may be) and (ii) the conduct of the Business by NBTY or Merger Sub following the Closing. Anything in Section
9.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against NBTY or Merger Sub for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by NBTY or Merger Sub describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01, irrespective of or whether the subject matter of such claim or action shall have occurred before or after such date; provided, however, that a claim may be asserted and an action may be commenced against NBTY or Merger Sub for breach of the agreements set forth in Sections 5.03(b), 5.03(c), 5.04, 5.05, 5.06, 5.07,
5.08, 5.09 and 5.10 and Articles VI, VII, IX and XI until the applicable period under the statute of limitations therefor has expired. Notwithstanding any provision of this Section 9.02 to the contrary, the general market risk of the ownership of NBTY Stock shall remain with the Shareholders.

      (b) No claim may be made against NBTY or Merger Sub for indemnification pursuant to this Section 9.02 with respect to any individual item of liability or damage, unless such item exceeds $100,000 and unless the aggregate of all such liabilities and damages of the Shareholders with respect to this Section 9.02 shall exceed $500,000, and NBTY and Merger Sub shall not be required to pay or be liable for the first $500,000 in aggregate amount of any such liabilities and damages. The Shareholders shall not be indemnified pursuant to this Section 9.02 with respect to any individual item of liability or damage if the aggregate of all liabilities and damages of the Shareholders for which the Shareholders have received indemnification pursuant to this Section 9.02 shall have exceeded an amount equal to $25,000,000. For the purposes of this Section 9.02(b), in computing such individual or aggregate amounts of claims, the amount of each claim shall be deemed to be an amount (i) net of any Tax benefit to the Shareholders or any affiliate thereof and (ii) net of any insurance proceeds and any indemnity, contribution or other similar payment recoverable by the Shareholders or any affiliate from any third party with respect thereto.

      (c) Payments by NBTY or Merger Sub pursuant to Section 9.02(a) shall be limited to the amount of any liability or damage that remains after deducting therefrom, (i) any Tax benefit to the Shareholders or any affiliates thereof, and (ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by any Shareholder from any third party with respect thereto. A Tax benefit will be considered to be recognized by a Shareholder or any affiliate for purposes of this Section
9.02 in the tax period in which the indemnity payment occurs, and the amount of the Tax benefit shall be determined by assuming that each Shareholder and any affiliate is in the maximum applicable statutory tax bracket after any deductions or other allowances reportable with respect to a payment hereunder.

      (d) Each of the Shareholders agrees to give NBTY and Merger Sub prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any liability or damage as to which it may request indemnification hereunder. NBTY and Merger Sub shall have the right to direct, through competent counsel of their own choosing, the defense or settlement of any such claim or proceeding at their own expense. If NBTY or Merger Sub elects to assume the defense of any such claim or proceeding, the Shareholders may participate in such defense, but in such case the expenses of any such Shareholder shall be paid by such Shareholder. The Shareholders shall provide NBTY and Merger Sub with access to his or its records relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with NBTY and Merger Sub in the defense or settlement thereof, and NBTY and Merger Sub shall, jointly and severally, reimburse the Shareholders for all his or its reasonable out-of-pocket expenses in connection therewith. If NBTY or Merger Sub elects to direct the defense of any such claim or proceeding, the Shareholders shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless NBTY and Merger Sub consent in writing to such payment or unless NBTY and Merger Sub, subject to the last sentence of this Section 9.02(c), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of NBTY and Merger Sub is entered against such Shareholder for such liability. If NBTY or Merger Sub shall fail to defend, or if, after commencing or undertaking any such defense, NBTY and Merger Sub fails to prosecute or withdraws from such defense, the Shareholders shall have the right to undertake the defense or settlement thereof, at NBTY's and Merger Sub's joint and several expense.
If any of the Shareholders assumes the defense of any such claim or proceeding pursuant to this Section 9.02(c) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then such Shareholder shall give NBTY and Merger Sub prompt written notice thereof and NBTY and Merger Sub shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

      (e) Neither NBTY nor Merger Sub shall have any liability under any provision of this Agreement for any liabilities and damages to the extent that such liabilities and damages relate to actions taken by the Shareholders or their affiliates, after the Closing Date and in no event shall NBTY or Merger Sub be liable for consequential damages. The Shareholders shall take all reasonable steps to mitigate all such liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to such liabilities and damages.

      (f) Except as set forth in this Agreement, neither NBTY nor Merger Sub is making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any Shareholder, after the consummation of the Merger contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

      SECTION 9.03 Indemnification by the Shareholders. (a) The Shareholders, severally but not jointly pro rata in proportion to the Shares of the applicable Company tendered by such Shareholder in the Merger, agree, subject to the other terms and conditions of this Agreement and without Gross-Up for Taxes, to indemnify NBTY and Merger Sub against and hold them harmless from all liabilities of and damages to NBTY or Merger Sub arising out of the material breach of any material representation, warranty, covenant or agreement of such Shareholder herein (other than Section 3.18 and Article VII, it being understood that the sole remedy for breach thereof shall be pursuant to Section 3.18 and Article VII). Anything in Section
9.01 to the contrary notwithstanding, no claim may be asserted nor any action commenced against any of the Shareholders for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by such Shareholder describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date; provided, however, that a claim may be asserted and an action may be commenced against any of the Shareholders for breach of such Shareholder's representations and warranties set forth in Sections 3.03 and 3.18 and the agreements of such Shareholder in Articles VII, IX and XI until the applicable period under the statute of limitations therefor has expired.

      (b) No claim may be made against any of the Shareholders for indemnification pursuant to this Section 9.03 with respect to any individual item of liability or damage, unless such item exceeds $100,000 and unless the aggregate of all such liabilities and damages of NBTY and Merger Sub with respect to this Section 9.03 shall exceed Basket Amount and the Shareholders shall not be required to pay or be liable for the aggregate amount of any such liabilities and damages which are less than the Basket Amount. Neither NBTY nor Merger Sub shall be indemnified pursuant to this
Section 9.03 with respect to any individual item of liability or damage if the aggregate of all liabilities and damages of NBTY or Merger Sub for which NBTY or Merger Sub has received indemnification pursuant to this Section
9.03 shall have exceeded an amount equal to $25,000,000. For the purposes of this Section 9.03(b), in computing such individual or aggregate amounts of claims, the amount of each claim shall be deemed to be an amount (i) net of any Tax benefit to NBTY, Merger Sub or any affiliate or subsidiary thereof, and (ii) net of any insurance proceeds and any indemnity, contribution or other similar payment recoverable by NBTY, Merger Sub or any affiliate or subsidiary from any third party with respect thereto.

      (c) Payments by any of the Shareholders pursuant to Section 9.03(a) shall be limited to the amount of any liability or damage that remains after deducting therefrom (i) any Tax benefit to NBTY, Merger Sub or any affiliate or subsidiary thereof, (ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by NBTY, Merger Sub or any affiliate or subsidiary from any third party with respect thereto and (iii) any reserves provided for the item in question in the Financial Statements. A Tax benefit will be considered to be recognized by NBTY, Merger Sub or any affiliate or subsidiary for purposes of this Section 9.03 in the tax period in which the indemnity payment occurs, and the amount of the Tax benefit shall be determined by assuming that each of NBTY, Merger Sub and any affiliate or subsidiary is in the maximum applicable statutory tax bracket after any deductions or other allowances reportable with respect to a payment hereunder.

      (d) Each of NBTY and Merger Sub agrees to give Slade prompt written notice of any claim, assertion, event or proceeding by or in respect of any claim, assertion, event or proceeding by or in respect of a third party of which any such party has knowledge concerning any liability or damage as to which any such party may request indemnification hereunder. The Shareholders shall have the right to direct, through competent counsel chosen by Slade, the defense or settlement of any such claim or proceeding at their own expense. If any of the Shareholders elect to assume the defense of any such claim or proceeding, NBTY and Merger Sub may participate in such defense, but in such case the expenses of NBTY and Merger Sub shall be paid by NBTY and Merger Sub. NBTY and Merger Sub shall provide the Shareholders with access to their respective records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Shareholders in the defense or settlement thereof, and the Shareholders shall reimburse NBTY and Merger Sub for all of its reasonable out-of-pocket expenses in connection therewith.
If the Shareholders elect to direct the defense of any such claim or proceeding, NBTY and Merger Sub shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless such Shareholders consent in writing to such payment or unless such Shareholders, subject to the last sentence of this Section 9.03(d), withdraw from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of such Shareholders is entered against NBTY and Merger Sub for such liability. If the Shareholders shall fail to defend, or if after commencing or undertaking any such defense, fail to prosecute or withdraws from such defense, NBTY and Merger Sub shall have the right to undertake the defense or settlement thereof, at the Shareholders' expense. If NBTY or Merger Sub assumes the defense of any such claim or proceeding pursuant to this Section 9.03(d) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then NBTY and Merger Sub shall give the Shareholders prompt written notice thereof and the Shareholders shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

      (e) Except as set forth in this Agreement, none of the Shareholders are making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of NBTY or Merger Sub, after the consummation of the Merger contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

      (f) The Shareholders shall have no liability under any provision of this Agreement for any liabilities and damages to the extent that such liabilities and damages relate to actions taken by NBTY, Merger Sub or their affiliates or subsidiaries, after the Closing Date and in no event shall the Shareholders be liable for consequential damages. Each of NBTY and Merger Sub shall take all reasonable steps to mitigate all such liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to such liabilities and damages.

      (g) Notwithstanding any provision of this Section 9.03 to the contrary, it is acknowledged and agreed that until three Business Days after the effective date of the first public offering that the Shareholders sell any of their Aggregate Exchanged Stock in accordance with the terms and provisions of the Registration Rights Agreement, any of the Shareholders may pay and satisfy in full any obligation of such Shareholder to indemnify NBTY or Merger Sub hereunder in cash or by delivering to NBTY or Merger Sub the number of shares of NBTY Stock equal to the amount of such obligation divided by the greater of the NBTY Stock FMV as of the Closing Date or the average of the closing bid prices, as reported by the National Association of Securities Dealers automated quotations system, for the ten (10) Business Days prior to the date of such delivery.


                                  ARTICLE X

                      TERMINATION, AMENDMENT AND WAIVER

      SECTION 10.01 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a)  by the mutual written consent of the Shareholders and NBTY;

            (b) by the Shareholders, if the Closing shall not have occurred within 45 calendar days after the date hereof;

            (c) by either the Shareholders or NBTY, if the Closing shall not have occurred prior to the 120th day after the date hereof; provided, however, that the right to terminate this Agreement under this Section 10.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

            (d) by any of the Shareholders or the Companies if the NBTY Stock FMV multiplied by the Aggregate Exchanged Stock to be delivered to the Shareholders on the Closing Date is less than ONE HUNDRED THIRTY-FIVE MILLION and 00/100 ($135,000,000) DOLLARS.

      SECTION 10.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto
(a) except as set forth in Section 5.05 and Section 11.01 and (b) nothing herein shall relieve any party hereto from liability for any wilful breach hereof.

      SECTION 10.03 Waiver. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.


                                 ARTICLE XI

                             GENERAL PROVISIONS

      SECTION 11.01 Expenses. Unless otherwise indicated in this Agreement, including, without limitation, in the two immediately following sentences, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. It is acknowledged and agreed that the Companies shall pay all fees, costs and disbursements in connection with:
(i) the HSR Act required to be paid by any Shareholder defined as an Acquired Person under the HSR Act, (ii) ISRA, (iii) one-half (1/2) of the legal fees of Herrick, Feinstein LLP from and after March 12, 1998 which pertain to the preparation, negotiation and consummation of the transactions contemplated hereunder, (iv) one-half (1/2) of the fees of the Advisor, (v) one-half (1/2) of the accounting fees of Coopers and Lybrand LLP's St. Louis office relating to the preparation, negotiations and consummation of the transactions contemplated hereunder, and (vi) one-half (1/2) of the accounting fees of Amper, Politzner & Mattia P.A. relating to the preparation, negotiation and consummation of the transactions contemplated hereunder (collectively, the "Transaction Expenses").

      SECTION 11.02 Notices. All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by cable, by telecopy (with confirmation copy of such telecopied material delivered in person or by registered or certified mail, postage prepaid, return receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

            (a)  if to the Shareholders or any of the Companies:

                 To:  Michael C. Slade, The Abraham Feldman Trust
                 F/B/O Ruth Slade U/A 1/21/91 and The Abraham Feldman Trust F/B/O E. STEVEN LENGER U/A 1/21/91
                 c/o Herrick, Feinstein LLP
                 2 Park Avenue
                 New York, N.Y. 10016
                 Attention: Michael Heitner, Esq.
                               and
                            Irwin A. Kishner, Esq.

            (b)  if to NBTY or Merger Sub:

                 To:  NBTY, Inc.
                 90 Orville Drive
                 Bohemia, New York  11716
                 Attention:  Scott Rudolph
                             and Harvey Kamil

                 with a copy to:

                 Michael C. Duban, P.C.
                 81 Main Street, Suite 205
                 White Plains, New York  10601
                 Attention:  Michael C. Duban, Esq.

      SECTION 11.03 Public Announcements. No party to this Agreement shall make any public announcement in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media without prior consent of the other parties hereto. It is acknowledged and agreed that Slade and NBTY shall cooperate to promptly distribute a public press release with respect to the transactions contemplated hereby in a form and substance agreeable to Slade and NBTY.

      SECTION 11.04 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 11.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

      SECTION 11.06 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

      SECTION 11.07 Assignment. This Agreement shall not be assigned by any party hereto without the prior written consent of all of the parties hereto, which consent shall not be unreasonably withheld.

      SECTION 11.08 No Third-Party Beneficiaries. Except as otherwise specifically provided herein, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 11.09 Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing duly executed by all of the parties hereto. Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

      SECTION 11.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be wholly performed in that State.

      SECTION 11.11 Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably agrees that any service of process with respect to any claim or matter arising from or in connection with this Agreement may be made by mailing or delivering a copy of such process to such party at the address specified in Section 11.02.

      SECTION 11.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      SECTION 11.03 Shares of NBTY Stock. The parties hereto acknowledge and agree that, unless the context otherwise requires, each reference in this Agreement to a number of shares of NBTY Stock accounts for the NBTY Stock Split and, accordingly, any such reference to a number of shares of NBTY Stock shall be appropriately adjusted for any change, modification or revocation of the NBTY Stock Split.

                    [The next page is the Signature Page]

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                  NUTRITION HEADQUARTERS, INC.


                                  By:  /s/ Michael C. Slade
                                       ------------------------------
                                       Name:  Michael C. Slade
                                       Title: Chairman, President and
                                       Chief Executive Officer

                                  LEE NUTRITION, INC.


                                  By:  /s/ Michael C. Slade
                                       ------------------------------
                                       Name:  Michael C. Slade
                                       Title: Chairman, President and
                                       Chief Executive Officer

                                  NUTRO LABORATORIES, INC.


                                  By:  /s/ Michael C. Slade
                                       ------------------------------
                                       Name:  Michael C. Slade
                                       Title: Chairman, President and
                                       Chief Executive Officer


                                       /s/ Michael C. Slade
                                       -----------------------------
                                       MICHAEL C. SLADE


                                       ABRAHAM FELDMAN TRUST
                                       F/B/O RUTH SLADE U/A 1/21/91



                                  By:  /s/ Ruth Slade
                                       ------------------------------
                                       Name:   Ruth Slade
                                       Title:  Trustee of Abraham Feldman
                                               Trust F/B/O Ruth Slade
                                               U/A 1/21/91 (the "RS Trust").
                                               The Trustee is signing this
                                               document solely in her
                                               fiduciary capacity, and
                                               recourse against the RS Trust
                                               shall be limited solely to
                                               the assets of the RS Trust,
                                               and no recourse shall be had
                                               against the Trustee thereof.


                                       ABRAHAM FELDMAN TRUST
                                       F/B/O E. STEVEN LENGER U/A 1/21/91



                                  By:  /s/ E. Steven Lenger
                                       ------------------------------
                                       Name:   E. Steven Lenger
                                       Title:  Trustee, of Abraham Feldman
                                               Trust F/B/O E. Steven Lenger
                                               U/A/ 1/21/91 (the "ESL
                                               Trust").  The Trustee is
                                               signing this document solely
                                               in his fiduciary capacity,
                                               and recourse against the ESL
                                               Trust shall be limited solely
                                               to the assets of the ESL
                                               Trust, and no recourse shall
                                               be had against the Trustee
                                               thereof.


                                       NBTY, INC.



                                  By  /s/ Scott Rudolph
                                      -------------------------------
                                      Name:   Scott Rudolph
                                      Title:  President and Chief
                                              Executive Officer


                                  NUTRITION HEADQUARTERS (DE), INC.



                                  By  /s/ Scott Rudolph
                                      -------------------------------
                                      Name:   Scott Rudolph
                                      Title:  President and CEO